Exhibit 10.1

Execution Version

CONTRIBUTION AGREEMENT

This CONTRIBUTION AGREEMENT (this “Agreement”) is executed as of the date indicated on the signature page, but effective as of the Closing Date (as defined in Section 1.2), by and between Next Bridge Hydrocarbons, Inc., a Nevada corporation (“NBH”) and Wildcat Partners SPV, LLC, a Delaware limited liability company (the “Contributor” and together with NBH, each a “Party” and collectively, the “Parties”).

RECITALS

WHEREAS, the Contributor owns one hundred percent (100%) of the issued and outstanding equity interests of each of (a) Wildcat Cowboy, LLC, a Texas limited liability company (“Cowboy”), (b) Wildcat Packer, LLC, a Texas limited liability company (“Packer”), and (c) Wildcat Panther, LLC, a Texas limited liability company (“Panther”) and (d) Wildcat Valentine, LLC, a Texas limited liability company (“Valentine” and collectively with Cowboy, Packer, and Panther, the “Companies” and each a “Company”);

WHEREAS, the Contributor desires to contribute one hundred percent (100%) of the issued and outstanding membership interests, including all voting and economic rights, in each Company (collectively, the “Membership Interests”) to NBH, in exchange for the issuance of two million five hundred thousand (2,500,000) shares of common stock, $0.001 par value per share, of NBH (“Common Stock”) as provided herein;

WHEREAS, it is the desire of the Parties to set forth the specific terms and conditions of the foregoing; and

WHEREAS, capitalized terms shall have the meaning set forth in Article X or as otherwise defined in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

Article I
CONTRIBUTION; CLOSING

1.1       Contribution. At the Closing, and on the terms and subject to the conditions set forth in this Agreement, the Contributor shall assign, transfer, deliver and convey (collectively, “transfer”), or cause to be transferred, to NBH or an Affiliate of NBH, and NBH shall acquire from the Contributor, all of the Membership Interests of each Company, free and clear of any Encumbrances.

1.2       Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place remotely via electronic exchange of documents but deemed to have occurred as of 11:59 p.m. December 31, 2023 (the “Closing Date”).

1.3       Contributor’s Obligations at Closing. At the Closing, upon the terms and subject to the conditions of this Agreement, the Contributor shall deliver or cause to be delivered to NBH, among other things, the following:

(a)       the Membership Interests, pursuant to the Membership Interest Assignment, duly executed by the Contributor, the form of which is attached as Exhibit B;

(b)       an Internal Revenue Service Form W-9 of the Contributor (or, if the Contributor is a disregarded entity for U.S. federal income Tax purposes, its regarded owner);

(c)       written resignations, effective as of the Closing, of the officers and managers of the Companies, as applicable, in customary forms reasonably acceptable to NBH, to be effective immediately upon the consummation of the transactions contemplated by this Agreement; and

(d)       such other documents as NBH may reasonably request.

1.4       NBH’s Obligations at Closing. At the Closing, upon the terms and subject to the conditions of this Agreement, NBH shall deliver or cause to be delivered to the Contributor, among other things, the following:

(a)       a number of shares of Common Stock equal to the Consideration in accordance with Section 2.1;

(b)       the Preliminary Settlement Statement, executed by NBH;

(c)       the Membership Interest Assignment, duly executed by NBH; and

(d)       such other documents as the Contributor may reasonably request.

1.5       Change of Operator. To the extent Wildcat Partners SPV Operating, LLC, a Texas limited liability company (“Wildcat Operating”) is still a record operator in Louisiana for the Companies, as soon as practicable after the Closing, the parties will transfer record operatorship of the Leases and Wells from Wildcat Operating to another legally qualified operator. The parties agree to execute any further documents necessary to effect that change.

Article II
CONSIDERATION

2.1       Consideration for the Membership Interests. The aggregate consideration for the contribution of the Membership Interests, effective upon its receipt thereof, shall be two million five hundred thousand (2,500,000) shares of Common Stock (the “Subject Shares”), subject to the adjustments in Section 2.3 (the “Consideration”). Prior to the Closing, NBH shall instruct American Stock Transfer & Trust Company LLC (the “Transfer Agent”) for the purpose of issuing and delivering to the Contributor the Subject Shares as finally determined pursuant to Section 2.3.

Contribution Agreement

2.2       Allocated Values. The Contributor and NBH agree that the unadjusted Consideration shall be allocated among the Membership Interests as set forth on Schedule 2.2 (with respect to the Leases) (the “Allocated Values”) for use where appropriate in connection with this Agreement and in calculating adjustments to the Consideration as provided herein.

2.3       Adjustment to Consideration. The Consideration for the Membership Interests shall be (a) reduced (without duplication) as a result of any income, proceeds, revenues, receipts or credits attributable to NBH under Section 2.5 which are paid or credited to the Contributor; and (b) increased (without duplication) (i) as a result of any income, proceeds, revenues, receipts or credits attributable to the Contributor under Section 2.5 which are paid or credited to NBH and (ii) by the amount of Taxes allocated to NBH pursuant to Section 7.2 but that are paid or otherwise economically borne by the Contributor or any of its Affiliates. The Consideration, adjusted as set forth in this Section 2.3, shall be referred to as the “Adjusted Consideration”. Promptly after the Adjusted Consideration is determined, NBH will send, or will cause the Transfer Agent to send, to the Contributor a direct registration book-entry statement setting forth that number of whole shares of Common Stock that the Contributor has a right to receive pursuant to this Section 2.3.

2.4       Reserved.

2.5       Effective Time. NBH shall be entitled to all royalties, rentals and other proceeds and revenues from or attributable to the Contributed Assets from and after the Effective Time and all other income, proceeds, revenues, receipts and credits earned with respect to the Contributed Assets from and after the Effective Time. The Contributor shall be entitled to all royalties, rentals and other proceeds and revenues from or attributable to the Contributed Assets prior to the Effective Time, and to all other income, proceeds, revenues, receipts and credits earned with respect to the Contributed Assets prior to the Effective Time. Without duplication of any adjustments made to the Consideration pursuant to Section 2.3, should any Party or any of its Affiliates receive after Closing any income, proceeds, revenues, receipts or credits to which the other Party is entitled under this Section 2.5, such Party shall fully disclose, account for, and promptly remit the same to the other Party. Notwithstanding the foregoing, all matters with respect to the allocation of, and responsibility for, Taxes pursuant to this Agreement shall be addressed in Article VII.

Article III
REPRESENTATIONS AND WARRANTIES OF NBH

NBH represents and warrants to the Contributor that:

3.1       Organization and Existence. NBH is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada. NBH has full power and authority to own, lease or otherwise hold and operate its properties and assets and to carry on its business as presently conducted. NBH is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the conduct or nature of its business or the ownership, leasing, holding or operating of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect on NBH.

Contribution Agreement

3.2       Capitalization of NBH. All of the outstanding shares of Common Stock have been duly authorized and validly issues in accordance with NBH’s Articles of Incorporation, are fully paid and nonassessable. On the date hereof, NBH has 248,830,516 shares of Common Stock issued and outstanding. As of the date hereof, there are no shares of preferred stock issued and outstanding.

3.3       Authority Relative to this Agreement. NBH has all requisite power, authority and legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by NBH of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by NBH’s board of directors and no other proceedings on the part of NBH are necessary to authorize the execution, delivery and performance by NBH, respectively, of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by NBH and constitutes, and each other agreement, instrument or document executed or to be executed by NBH in connection with the transactions contemplated hereby has been, or when executed will be, duly executed and delivered by NBH and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of such Party enforceable against such Party in accordance with their respective terms, except that such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally and (b) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

3.4       Noncontravention. The execution, delivery and performance by NBH of this Agreement and the consummation by it of the transactions contemplated hereby do not and will not (a) conflict with or result in a violation of any provision of NBH’s Governing Documents, (b) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement or other instrument or obligation to which NBH is a party or by which NBH or any of its respective properties may be bound, (c) result in the creation or imposition of any Encumbrance upon the properties of NBH or (d) assuming compliance with the matters referred to in Section 3.5, violate any Applicable Law binding upon NBH, except, in the case of clauses (b), (c) and (d) of this Section 3.4, for any such conflicts, violations, defaults, terminations, cancellations, accelerations or Encumbrances which would not, individually or in the aggregate, have a Material Adverse Effect on NBH.

Contribution Agreement

3.5       Governmental Approvals. No consent, approval, order or authorization of, or declaration, filing or registration with, any Governmental Entity is required to be obtained or made by NBH in connection with the execution, delivery or performance by NBH of this Agreement or the consummation by it of the transactions contemplated hereby, other than (a) compliance with any applicable state securities or asset transfer laws, (b) filings with Governmental Entities to occur in the ordinary course following the consummation of the transactions contemplated hereby, and (c) such consents, approvals, orders or authorizations which, if not obtained, and such declarations, filings or registrations which, if not made, would not, individually or in the aggregate, have a Material Adverse Effect on NBH.

3.6       Brokerage Fees. NBH has not retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or any transaction contemplated hereby.

Article IV
REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTOR

The Contributor hereby represents and warrants to NBH as follows:

4.1       Organization and Existence. The Contributor is limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Contributor has full power and authority to own, lease or otherwise hold and operate its properties and assets and to carry on its business as presently conducted. The Contributor is duly qualified and in good standing to do business as a foreign company in each jurisdiction in which the conduct or nature of its business or the ownership, leasing, holding or operating of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect on the Contributor.

4.2       Authority Relative to this Agreement. The Contributor has full power and authority to execute and deliver this Agreement and the other Transaction Documents to which the Contributor is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Contributor of this Agreement and the other Transaction Documents to which the Contributor is a party, and the consummation by the Contributor of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action, and no other proceedings are necessary to authorize the execution, delivery and performance by the Contributor of this Agreement and the other Transaction Documents to which the Contributor is a party and the consummation by the Contributor of the transactions contemplated hereby and thereby. This Agreement and each of the other Transaction Documents to which the Contributor is a party has been duly executed and delivered by the Contributor and constitutes, or when executed will be, duly executed and delivered by the Contributor and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of the Contributor enforceable against the Contributor in accordance with its respective terms, except that such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally and (b) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

Contribution Agreement

4.3       Noncontravention. The execution, delivery and performance by the Contributor of this Agreement and the other Transaction Documents to which the Contributor is a party and the consummation by the Contributor of the transactions contemplated hereby and thereby, do not and will not (a) conflict with or result in a violation of any provision of the Contributor’s Governing Documents, (b) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement or other instrument or obligation to which the Contributor is a party or by which the Contributor, the Membership Interests or any of the Contributed Assets may be bound, (c) result in the creation or imposition of any Encumbrance upon the Membership Interests or the Contributed Assets or (d) assuming compliance with the matters referred to in Section 4.4, violate any Applicable Law binding upon the Contributor.

4.4       Governmental Approvals. No consent, approval, order or authorization of, or declaration, filing or registration with, any Governmental Entity is required to be obtained or made by the Contributor in connection with the execution, delivery or performance by the Contributor of this Agreement or the other Transaction Documents to which the Contributor is a party or the consummation by the Contributor of the transactions contemplated hereby or thereby, other than (a) compliance with any applicable state securities or asset transfer laws, and (b) filings with Governmental Entities to occur in the ordinary course following the consummation of the transactions contemplated hereby.

4.5       Legal Proceedings. There are no Proceedings pending or, to the Knowledge of the Contributor, threatened against or involving the Contributor with respect to the Membership Interests. The Contributor is not subject to any judgment, order, writ, injunction, or decree of any Governmental Entity which has had or is reasonably likely to materially affect title to or the value of the Membership Interests. There are no Proceedings pending or, to the Knowledge of the Contributor, threatened against the Contributor or the Membership Interests, seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby or which could reasonably be expected to affect the Contributor’s ability to consummate the transactions contemplated hereby.

4.6       Title to Membership Interests. The Contributor is the record and beneficial owner of, and upon consummation of the transactions contemplated hereby, will transfer to NBH good and valid title to, all of the Membership Interests set forth on Schedule 4.6, free and clear of all Encumbrances, with all necessary power and authority to sell, transfer and assign legal and beneficial ownership of the Membership Interests to NBH. Other than pursuant to this Agreement, the Contributor has no contract, arrangement or commitment to issue, sell, transfer or otherwise dispose of any membership interest in, or any other direct interest in, any Company, or any securities or obligations convertible into or exchangeable for, or giving any Person any right to acquire from it, any of its membership interests or any other direct interest in any Company and no such securities or obligations are issued or outstanding.

Contribution Agreement

4.7       Brokerage Fees. The Contributor has not retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or any transaction contemplated hereby.

4.8       Bankruptcy. There are no bankruptcy, reorganization or receivership proceedings pending against, being contemplated by, or, to the Knowledge of the Contributor, threatened in writing against the Contributor.

4.9       Investment Representations.

(a)       Investment Intent. The Contributor is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect. The Contributor has carefully reviewed this Agreement, the filings of NBH with the Securities and Exchange Commission (the “SEC Filings”), NBH’s Articles of Incorporation and other documentation relating to NBH and has had such opportunity as deemed necessary by the Contributor and its advisors to ask questions of NBH and its officers and employees to enable the Contributor to make an informed investment decision concerning the receipt of the Subject Shares pursuant to the transactions contemplated by this Agreement, the operation of NBH, and the investment risks associated with the Contributor’s investment in NBH.

(b)       Investment Purpose. The Contributor is acquiring the Subject Shares solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof other than in compliance with all applicable Laws, including United States federal securities Laws. The Contributor agrees that the Subject Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and any applicable state securities Laws, except pursuant to an exemption from such registration under the Securities Act and such Laws. The Contributor is able to bear the economic risk of holding its investment in NBH for an indefinite period (including total loss of its investment), and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment.

(c)       Access to Information. Contributor has (i) read and sought the advice of its legal counsel with respect to this Agreement and the terms of the other Transaction Documents to which it is a party or voluntarily elected not to do so, (ii) for a reasonable amount of time, had an opportunity to ask questions and receive answers concerning the terms and conditions of its investment in the Subject shares and the actual and proposed business and affairs of NBH, and is satisfied with the results thereof, and (iii) ben given access, as requested, to all documents with respect to NBH and its business and affairs or this transaction, as well as to such other information that it has requested in order to evaluate an investment in the Subject Shares. In making its investment decision, Contributor has relied upon its own due diligence investigation and not on any representations or warranties by NBH, any of its Representatives or any other Person, other than the representations and warranties contained in Article III.

Contribution Agreement

(d)       No Guarantee of Profit. Contributor understands that there is no guarantee that it will realize a profit from its investment in the Subject Shares, and there could result a total loss of the investment which it can bear.

Article V
REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANIES AND THE CONTRIBUTED ASSETS

The Contributor hereby represents and warrants to NBH as follows:

5.1       Organization and Existence. Each Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Texas. Each Company has full power and authority to own, lease or otherwise hold and operate its properties and assets and to carry on its business as presently conducted. Each Company is duly qualified and in good standing to do business as a foreign company in each jurisdiction in which the conduct or nature of its business or the ownership, leasing, holding or operating of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect on such Company.

5.2       Governing Documents. (a) the Governing Documents of each Company, assuming due execution and delivery by the other counterparties (if any) thereto, constitute the legal, valid and binding obligations of such Company and, to the Contributor’s Knowledge, the other counterparties thereto (if any), in each case in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (b) no Company has received any written notice of its default or breach of any Governing Document of such Company, the resolution of which is currently outstanding, and (c) the Contributor has provided NBH true, accurate and complete copies of each Governing Document of the Companies and each amendment thereto.

5.3       Capitalization.

(a)       The Membership Interests constitute, directly or indirectly, 100% of the total issued and outstanding membership and equity interests in the Companies. The Membership Interests have been duly authorized and are validly issued, fully-paid and non-assessable.

(b)       The Membership Interests were issued in compliance with applicable Laws. The Membership Interests were not issued in violation of the Governing Documents of the applicable Company or any other agreement, arrangement or commitment to which the Contributor or any Company is a party and are not subject to or in violation of any preemptive or similar rights of any Person.

Contribution Agreement

(c)       Other than the Membership Interests, there are no outstanding or authorized (i) Interests or other voting securities of the Companies, (ii) securities of the Companies or any other Person convertible into or exchangeable or exercisable for Interests in the Company or other voting securities of, or any other similar Interest in, the Companies, or (iii) subscriptions, options, warrants, calls, convertible securities or similar rights (including rights of first offer, rights of first refusal, tag along rights, drag along rights and preemptive rights), agreements, arrangements or commitments of any character relating to any Interests in the Companies or obligating the Contributor or the Companies to issue or sell any Interest in the Companies (including the Membership Interests) in the Companies. Other than the Governing Documents, there are no voting trusts, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Membership Interests.

(d)       Except as provided in the Governing Documents, neither the Contributor nor any Company is under any obligation, contingent or otherwise, by reason of any contract, agreement, commitment or obligation to register the offer and sale or resale of any of its securities under the Securities Act or other applicable Law.

5.4       Authority Relative to this Agreement. Each Company has full power and authority to execute and deliver this Agreement and the other Transaction Documents to which such Company is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each Company of this Agreement and the other Transaction Documents to which such Company is a party, and the consummation by such Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action, and no other proceedings are necessary to authorize the execution, delivery and performance by such Company of this Agreement and the other Transaction Documents to which such Company is a party and the consummation by such Company of the transactions contemplated hereby and thereby. This Agreement and each of the other Transaction Documents to which each Company is a party has been duly executed and delivered by such Company and constitutes, or when executed will be, duly executed and delivered by such Company and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of such Company enforceable against such Company in accordance with its respective terms, except that such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally and (b) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

5.5       Noncontravention. The execution, delivery and performance by each Company of this Agreement and the other Transaction Documents to which such Company is a party and the consummation by such Company of the transactions contemplated hereby and thereby, do not and will not (a) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement or other instrument or obligation to which such Company is a party or by which such Company or any of the Membership Interests or Contributed Assets may be bound, (b) result in the creation or imposition of any Encumbrance upon the Membership Interests or the Contributed Assets or (c) violate any Applicable Law binding upon such Company.

Contribution Agreement

5.6       Leases. The Leases are in full force and effect and are valid and subsisting documents and all operations conducted with respect to such Leases have been conducted in material compliance with the terms and conditions thereof. To the Contributor’s Knowledge all Leases or a memorandum of such Leases have been properly and timely recorded in the real property records applicable to the Contributed Assets and all required state and federal filings applicable to the Leases have been made. NBH has received, or had access to, true and correct copies of each Lease and all amendments, extensions and renewals thereof.

5.7       Environmental Matters. To the Contributor’s Knowledge, the Contributor, the Companies and their Affiliates have not:

(a)       received any notifications of any Proceedings pending or threatened against the Contributor, any Company, the Contributed Assets or any of the lands to which the Contributed Assets relate, alleging that the Contributor, any Company or any of the Contributed Assets are in violation of, or otherwise subject to liability under, any Applicable Environmental Law, other than any such notifications of violation that have been previously cured or otherwise fully and finally resolved to the satisfaction of the relevant Governmental Entity having jurisdiction, related to any violation of Applicable Environmental Law;

(b)       received any notice of any investigation or inquiry or request for information regarding the Contributed Assets from any Governmental Entity under any Applicable Environmental Law, including, without limitation, CERCLA and RCRA; and

(c)       been made aware of any claim against the Contributor or any Company asserting Environmental Liability or another liability for exposure of any Person or property (such as livestock, cattle, horses, pigs, goats, sheep and chickens, but not real property) to Hazardous Materials in connection with any of the Leases that the Contributor, any Company or the responsible Person has not resolved.

5.8       No Operations or Wells. None of the Contributor, the Companies and their Affiliates or any Third Party is currently conducting operations (including drilling operations) on, with respect to or associated with any of the Contributed Assets and, except as set forth on Schedule 5.8. The Contributed Assets do not include any right, title or interest in any oil, gas, water, disposal, injection or other well of any kind, whether currently producing, shut-in, plugged and abandoned or otherwise, or any related equipment or infrastructure (including pipelines, storage tanks, retention ponds and processing or transportation facilities).

5.9       Absence of Undisclosed Liabilities; No Indebtedness. The Contributor and the Companies have no liability or obligation with respect to the Contributed Assets (whether accrued, absolute, contingent, unliquidated or otherwise), that will not be satisfied at or before the Closing. The Companies have no Indebtedness.

Contribution Agreement

5.10       Tax Matters. All Tax Returns required to be filed by the Contributor or any Company, have been timely filed (taking into account valid extensions of time to file granted or obtained) with the applicable taxing authority, all such Tax Returns are true, correct and complete, and all Taxes due or claimed due by a taxing authority (whether or not shown as due) have been timely and properly paid in full. The Contributor and the Companies have complied with all applicable Laws relating to the payment and withholding of Taxes, and has duly and timely withheld and paid over to the appropriate taxing authority all amounts required to be so withheld and paid under all applicable Laws. There are no Encumbrances for Taxes (other than for Permitted Encumbrances) upon any of the assets of any Company. Since its formation, each of the Companies has been taxed as a partnership or a disregarded entity for federal (within the meaning of Treasury Regulation Section 301.7701-2(c)(2)) and state and local income tax purposes (where the applicable state or local jurisdiction conforms with the Treasury Regulations as to classification of entities). There has been no issue raised or adjustment proposed (and to the Knowledge of the Contributor, none is pending) by the IRS or any other taxing authority in connection with any of such Tax Returns, nor has the Contributor received any written notice from the IRS or any such other taxing authority that any such Tax Return is being audited or may be audited or examined. Neither the Contributor nor any Company has agreed to the extension or waiver of any statute of limitations on the assessment or collection of any such Tax or with respect to any such Tax Return. The Contributor and the Companies are not a “foreign person” within the meaning of Section 1445 (or similar provisions) of the Code. No assets of the Companies is (a) subject to a Tax partnership agreement or (b) otherwise treated as an interest in a “partnership” as defined in Section 761 of the Code. No claim has ever been made by a Governmental Entity in a jurisdiction where the Contributor or the Companies do not file Tax Returns that the Contributor or any Company is or may be subject to taxation by that jurisdiction or the assets of any Company are or may be subject to such taxation. The Contributor and the Companies do not have any liability for the Taxes of any other Person under Treasury Regulations Section 1.1502-6 (or any similar provision of United States state, local or foreign Law), as a result of being a member of a consolidated or combined group (other than a consolidated or combined group the common parent of which is the Contributor), as transferee, by contract or otherwise. The Contributor and the Companies have not been a party to a transaction that is or is substantially similar to a “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4(b), or any other transaction requiring disclosure under analogous provisions of United States, state, local or foreign Tax law.

5.11       Compliance with Laws. The Contributor and the Companies have complied in all respects with all Applicable Laws relating to the ownership of the Contributed Assets. The Contributor and the Companies have not received any written notice from any Governmental Entity, which has not been dismissed or otherwise disposed of, that the Contributor has not so complied. The Contributor and the Companies have not, and to the Knowledge of the Contributor, the Lessees have not, been charged or, to the Knowledge of the Contributor, threatened with, or under investigation with respect to, any material violation of any Applicable Laws.

Contribution Agreement

5.12       Legal Proceedings. There are no Proceedings pending or, to the Knowledge of the Contributor, threatened against or involving the Contributed Assets, the Leases or the rights of the Contributor or any Company with respect to the Contributed Assets. The Contributor and the Companies are not subject to any judgment, order, writ, injunction, or decree of any Governmental Entity which has had or is reasonably likely to materially affect title to or the value of the Contributed Assets. There are no Proceedings pending or, to the Knowledge of the Contributor, threatened against the Contributor, any Company or the Contributed Assets (or any Lease), seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby or which could reasonably be expected to affect the Contributor’s or any Company’s ability to consummate the transactions contemplated hereby.

5.13       Title. Except for the Permitted Encumbrances, no lien, encumbrance, or other title defect exists against the Contributed Assets. Each Company has Defensible Title to the Contributed Assets, from and against the claims of all Persons claiming the same, or any part thereof, by, through or under such Company or any of its Affiliates but not otherwise.

5.14       Contracts. To the Knowledge of the Contributor:

(a)       (i) The Contributor and each Company is not in breach or default (and no situation exists which with the passing of time or giving of notice would create a breach or default) of its obligations under any Contracts, and (ii) no breach or default by any third party (or situation which with the passage of time or giving of notice would create a breach or default) exists under any Contracts, to the extent such breach or default (whether by the Contributor, the Companies or such third party) could reasonably be expected to have a Material Adverse Effect on the Contributed Assets after the Closing Date; and

(b)       All payments owing under Contracts have been and are being made (timely, and before the same became delinquent) by third parties where the non-payment of same by a third party could materially and adversely affect the ownership, exploration, development, operation, maintenance, value or use of any of the Contributed Assets after the Closing Date.

For the purposes of the representations contained in this Section 5.14 (and without limitation of such representations), the non-payment of an amount, or non-performance of an obligation, where such non-payment, or non-performance, could result in the forfeiture or termination of rights of the Contributor, any Company or any Lessee under a Contract, shall be considered material.

5.15       Area of Mutual Interest and Other Agreements. No Contributed Asset is subject to any area of mutual interest agreements, and no Contributed Asset is subject to any farm-out or farm-in agreement under which any party thereto is entitled to receive assignments not yet made or could earn additional assignments after the Closing Date. The Contributor and the Companies have not entered into any oral contract with respect to the Contributed Assets.

Contribution Agreement

5.16       Preferential Rights and Consents to Assign. There are no consents to assignment or waivers of preferential rights to purchase that must be obtained from third parties in order for the Contributor or any Company to consummate the transactions contemplated by this Agreement without violating or breaching a duty or obligation of the Contributor or any Company.

5.17       No Participating Minerals. The Contributed Assets do not include any unleased or other mineral interest where the Contributor or any Company has agreed to bear a share of drilling, operating or other costs as a participating mineral owner.

5.18       Bankruptcy. There are no bankruptcy, reorganization or receivership proceedings pending against, being contemplated by, or, to the Knowledge of the Contributor, threatened in writing against any Company.

5.19       Accounts; Powers of Attorney. Schedule 5.19 sets forth a true and complete list of (a) the name and address of each bank in which the Companies have an account or safe deposit box, the number of any such account or any such box and the names of all Persons authorized to draw thereon or to have access thereto and (b) all outstanding powers of attorney executed by or on behalf of the Company thereof.

5.20       Employment Matters; Benefit Plans.

(a)       The Companies do not employ, nor has they ever employed, any employees. No Company is a party to any collective bargaining agreement or contract with a labor union, and there are no unfair labor practice or labor arbitration Proceedings pending or, to Contributor’s Knowledge, threatened in writing against such Company. There has not been, nor, to Contributor’s Knowledge, has there been, any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar material labor dispute affecting any Company or the Contributed Assets.

(b)       Each Company does not maintain, sponsor or contribute to, or is required to contribute to, any “employee benefit plan” (within the meaning of Section 3(3) of ERISA) and any other plan, agreement, program, policy or other arrangement (written or unwritten) involving direct or indirect compensation employment, severance, consulting, vacation benefits, retirement benefits, welfare benefits, equity or incentive compensation, or any other employee benefits, entered into, maintained or contributed to by such Company or with respect to which such Company has or may in the future have any liability (contingent or otherwise). There does not exist now, nor do any circumstances exist that reasonably could be expected to result in any liability of each Company with respect to any employee benefit plan now maintained or previously maintained by any ERISA Affiliate of such Company, other than reimbursements of costs as may be provided in intercompany service agreements with the Contributor or its Affiliates. Without limiting the generality of the foregoing, no plan currently or ever in the past maintained, sponsored, contributed to or required to be contributed to by the Companies or any of their current or former ERISA Affiliates is or ever in the past six years was (a) a “multiemployer plan” as defined in Section 3(37) of ERISA, (b) a plan described in Section 413 of the Code, (c) a plan subject to Title IV of ERISA, (d) a plan subject to the minimum funding standards of Section 412 of the Code or Section 302 of ERISA, or (e) a plan maintained in connection with any trust described in Section 501(c)(9) of the Code.

Contribution Agreement

5.21       No Financial Statements. No financial statements (audited or unaudited) have been prepared for any of the Companies.

Article VI
ADDITIONAL AGREEMENTS

6.1       Public Announcements. NBH may from time-to-time make such press releases or otherwise make public statements with respect to this Agreement of the transactions contemplated hereby as NBH deems appropriate or as may be required by law, in its sole discretion. The Contributor shall not issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of NBH, which will not be unreasonably withheld or delayed.

6.2       Fees and Expenses. All fees and expenses, including fees and expenses of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fee or expense.

6.3       Post-Closing Assurances and Access to Records. After the Closing, the Contributor and NBH shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such instruments and take such other action as may be necessary or advisable to carry out their obligations under this Agreement and under any exhibit, document, certificate or other instrument delivered pursuant hereunto. For a reasonable period of time not to exceed seven (7) years, after the Closing, the Contributor shall grant NBH and its authorized representatives reasonable access (including copying privileges at NBH’s sole cost and expense) during the Contributor’s normal business hours to all Records of the Contributor pertaining to the Contributed Assets and not included in the Contributed Assets, where such Records may be located for the purpose of prosecuting or defending claims, lawsuits or other proceedings, for audit purposes, or to comply with legal process, rules, regulations or orders of any board, agency, tribunal or government.

6.4       SEC Reporting; Financial Statements. The Contributor acknowledges that NBH may be required to include certain financial information relating to the Contributed Assets (“Financial Statements”) in documents filed with the SEC by NBH pursuant to the Securities Act or the Exchange Act, and that such Financial Statements may be required to be audited. In that regard, the Contributor and the Contributor’s Affiliates shall cooperate with NBH and provide NBH reasonable access to such records and personnel of the Contributor and the Contributor’s Affiliates as NBH may reasonably request to enable NBH, and their representatives and accountants to create and audit any Financial Statements that NBH deems necessary. The Contributor shall consent to the inclusion or incorporation by reference of the true and accurate Financial Statements in any registration statement, report or other document of NBH to be filed with the SEC in which NBH reasonably determines that the Financial Statements are required to be included or incorporated by reference to satisfy any rule or regulation of the SEC or to satisfy relevant disclosure obligations under the Securities Act or the Exchange Act. Upon request of NBH or any of its Affiliates, the Contributor shall use reasonable best efforts to cause the external audit firm that audits the Financial Statements to consent to the inclusion or incorporation by reference of its audit opinion with respect to the audited Financial Statements in any such registration statement, report or other document. The Contributor shall provide NBH, its Affiliates and their independent accountants with access to (a) any audit work papers of the Contributor’s independent accountants and (b) any management representation letters provided by the Contributor to the Contributor’s independent accountants.

Contribution Agreement

Article VII
TAX MATTERS

7.1       Recording and Transfer Expenses. NBH shall pay all costs of recording and filing (a) the assignments delivered hereunder for the Membership Interests, if any, and (b) all other instruments.

7.2       Taxes.

(a)       Tax Related Indemnity Payments. The Contributor shall fully and timely pay all Excluded Taxes and shall indemnify and hold NBH harmless from all Excluded Taxes in accordance with Section 8.2(a)(iii).

(b)       Transfer Taxes. The Contributor shall be responsible for and shall pay 100% of all Transfer Taxes when due. NBH and the Contributor shall cooperate to obtain all available exemptions from the foregoing Transfer Taxes.

(c)       Apportionment of Taxes.

(i)	The Contributor shall be allocated and bear all Taxes of or attributable to the Companies with respect to (A) any Pre-Closing Date Tax Period and (B) the portion of any Straddle Period ending on the Closing Date, and NBH shall be allocated and bear all Taxes of or attributable to the Companies with respect to (x) any Post-Closing Date Tax Period and (y) the portion of any Straddle Period beginning on the day after the Closing Date.

(ii)	For purposes of determining the allocations described in Section 7.2(c)(i), Taxes shall be allocated by (A) in the case of Taxes imposed on a periodic basis, prorating each such Tax based on the number of days in the applicable Straddle Period that occur on or before the Closing Date, on the one hand, and the number of days in such Straddle Period that occur after the Closing Date, on the other hand, and (B) in the case of Taxes that are based upon or related to sales or receipts or imposed on a transactional basis (other than Taxes described in clause (A)), allocating to the taxable period in which the transaction giving rise to such Taxes occurred. To the extent the actual amount of a Tax is not determinable at the time an adjustment to the Consideration is to be made with respect to such Tax pursuant to Sections 2.3 and 2.4, (x) the Contributor and NBH shall utilize the most recent information available in estimating the amount of such Tax for purposes of such adjustment and (y) upon the later determination of the actual amount of such Tax, timely payments will be made from the Contributor to NBH or from NBH to the Contributor, as applicable, to the extent necessary to cause the Contributor and NBH to bear the amount of such Tax that is allocable to it under this Section 7.2(c)(ii). With respect to clause (y) of the preceding sentence, NBH shall send to the Contributor a statement that apportions each Tax pursuant to this Section 7.2(c) based upon the amount of Taxes actually invoiced and paid to the applicable Governmental Entity by NBH and such statement shall be accompanied by proof of NBH’s actual payment of such Taxes.

Contribution Agreement

(d)       Payment of Taxes; Filing of Tax Returns. After the Closing Date, (i) NBH shall be responsible for paying all Taxes of the Companies that become due and payable after the Closing Date and shall file with the appropriate Governmental Entity any and all Tax Returns required to be filed after the Closing Date with respect to such Taxes, (ii) NBH shall submit each such Tax Return that relates to a Pre-Closing Date Tax Period or a Straddle Period to the Contributor for its review and comment reasonably in advance of the due date therefor and (iii) thereafter, NBH shall timely file any such Tax Return, incorporating any reasonable comments received from the Contributor prior to the due date therefor. The Parties agree that (A) this Section 7.2(d) is intended to solely address the timing and manner in which certain Tax Returns relating to Taxes are filed and the Taxes shown thereon are paid to the applicable Governmental Entity, and (B) nothing in this Section 7.2(d) shall be interpreted as altering the manner in which Taxes are allocated to and economically borne by the Parties.

(e)       Tax Purchase Price Allocation. The Parties agree that the Final Consideration and any liabilities associated with the assets of the Companies (to the extent properly taken into account as consideration for U.S. federal income tax purposes) shall be allocated among the six categories of assets specified in Part II of IRS Form 8594, in accordance with Section 1060 of the Code and the Treasury Regulations promulgated thereunder, in accordance with an allocation schedule, which shall be prepared by NBH and delivered to the Contributor within sixty (60) days following the final determination of the Final Consideration pursuant to Section 2.4 (the “Purchase Price Allocation Schedule”). If the Parties, acting reasonably and in good faith, agree on the Purchase Price Allocation Schedule or any revisions thereto within thirty (30) days subsequent to the delivery of the draft Purchase Price Allocation Schedule delivered by NBH to the Contributor (as described in the immediately preceding sentence), then, except as otherwise required pursuant to a “determination” (as defined in Section 1313(a) of the Code), the Parties shall use the Purchase Price Allocation Schedule to allocate the Final Consideration and any liabilities associated with the assets of the Companies (to the extent properly taken into account as consideration for U.S. federal income tax purposes) among the assets of the Companies; provided, however, that (i) if the Parties are unable to mutually agree on the allocation within the thirty (30)-day period, then each Party shall be entitled to determine its own allocation, (ii) nothing contained herein shall prevent either Party from settling in good faith any proposed deficiency or adjustment by any taxing authority based upon or arising out of the allocation and (iii) neither Party shall be required to litigate any proposed deficiency or adjustment by any taxing authority challenging such allocation. Each Party shall promptly notify the other in writing upon receipt of notice of any pending or threatened Tax audit or assessment challenging the agreed Purchase Price Allocation Schedule. If an adjustment is made with respect to the Consideration (including any portion thereof) pursuant to this Agreement, the Purchase Price Allocation Schedule shall be adjusted in accordance with Section 1060 of the Code and as mutually agreed by the Parties.

Contribution Agreement

(f)       Tax Cooperation. NBH and the Contributor shall (i) assist in the preparation and timely filing of any Tax Return (including any claim for a Tax refund) of the Companies; (ii) assist in any audit or other proceeding with respect to Taxes or Tax Returns of the Companies; (iii) make available any information, records, or other documents relating to any Taxes or Tax Returns of the Companies; (iv) provide any information required to allow the other Party to comply with any information reporting or withholding requirements contained in the Code or other Applicable Laws; and (v) provide certificates or forms, and timely execute any Tax Return that are necessary or appropriate to establish an exemption for (or reduction in) any Transfer Tax. Without limiting the foregoing, within 30 days following the Closing, the Contributor shall provide to NBH a schedule that sets forth the adjusted Tax basis in each of the Contributed Assets (as determined immediately prior to Closing) (the “Tax Basis Schedule”).

Article VIII
INDEMNIFICATION

8.1       Survival of Representations, Warranties, Covenants and Agreements. All of the representations and warranties of NBH in Article III and the Contributor in Article IV and Article V shall survive the Closing and continue in full force and effect through and including the date that is twelve months immediately following the Closing; provided, that (a) the Fundamental Representations shall survive four (4) years, and (b) Section 5.10 (Tax Matters) shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus sixty (60) days. All other covenants and agreements contained in this Agreement shall survive the Closing until fully performed. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

Contribution Agreement

8.2       Indemnification.

(a)       Subject to Section 8.1, the Contributor hereby agrees to indemnify, defend and hold NBH and its Affiliates and their respective directors, managers, officers, employees, stockholders, unitholders, members, partners, agents, attorneys, representatives, successors and assigns (collectively, the “NBH Indemnified Parties”) harmless from and against, and pay to the applicable NBH Indemnified Parties the amount of, any and all losses, liabilities, claims, obligations, deficiencies, demands, judgments, damages (excluding consequential damages), interest, fines, penalties, claims, suits, actions, causes of action, assessments, awards, costs and expenses (including costs of investigation and defense and reasonable attorneys’ and the cost of enforcing any right to indemnification hereunder), whether or not involving a third party claim (individually, a “Loss” and, collectively, “Losses”):

(i)       based upon or resulting from the failure of any of the representations or warranties made by the Contributor in the Transaction Documents to be true and correct in all respects as of the date hereof;

(ii)       based upon or resulting from the breach of any covenant or other agreement on the part of the Contributor under any Transaction Document; and

(iii)       based upon or resulting from the Excluded Taxes.

The aggregate of all Losses for which the Contributor shall be liable pursuant to this Section 8.2(a) shall not exceed the fair market valuation of the Subject Shares as of the Closing Date.

(b)       Subject to Section 8.1, NBH hereby agrees to indemnify, defend and hold the Contributor and the Contributor’s Affiliates and their respective stockholders, unitholders, directors, managers, employees, members, partners, agents, attorneys, representatives, successors and permitted assigns (collectively, the “Contributor Indemnified Parties”) harmless from and against, and pay to the applicable Contributor Indemnified Parties the amount of, any and all Losses:

(i)       based upon or resulting from the failure of any of the representations or warranties made by NBH in any Transaction Document to be true and correct in all respects as the date hereof;

(ii)       based upon or resulting from the breach of any covenant or other agreement on the part of NBH under any Transaction Document; and

(iii)       relating to the Membership Interests, arising from or relating to the ownership or actions or inactions of NBH after the Closing Date.

Contribution Agreement

(c)       The right to indemnification or any other remedy based on representations, warranties, covenants and agreements in the Transaction Documents shall not be affected by any investigation conducted at any time, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or agreement. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any such covenant or agreements, will not affect the right to indemnification or any other remedy based on such representations, warranties, covenants and agreements. The remedy of indemnification set forth in this Article VIII shall be in addition to any other remedies that any indemnified party may have under Applicable Laws (whether asserted in a proceeding at law or in equity). Notwithstanding anything to the contrary in this Agreement, for purposes of determining the quantum of Losses and an instance of breach for which the Contributor is obligated to indemnify NBH pursuant to this Article VIII, such determination and calculation will be made without giving effect to any qualifiers as to materiality, material adverse effect, Material Adverse Effect or other similar qualifiers set forth in any representation or warranty. The indemnities in Section 8.2(a) and Section 8.2(b) shall terminate as of the termination date of each respective representation, warranty, covenant or agreement that is subject to indemnification, except, in each case, as to matters for which a specific written claim for indemnity has been delivered to the indemnifying party on or before such termination date.

8.3       Indemnification Procedures.

(a)       A claim for indemnification for any matter not involving a third party claim may be asserted by notice to the Party from whom indemnification is sought; provided that failure to so notify the indemnifying party shall not preclude the indemnified party from any indemnification which such indemnified party may claim in accordance with this Article VIII.

(b)       If any indemnified party receives notice of the assertion or commencement of any action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a representative of the foregoing (a “Third Party Claim”) against such indemnified party with respect to which the indemnifying party is obligated to provide indemnification under this Agreement, the indemnified party shall give the indemnifying party reasonably prompt written notice thereof, but in any event not later than 30 calendar days after receipt of such notice of such Third Party Claim. The failure to give such prompt written notice shall not, however, relieve the indemnifying party of such indemnifying party’s indemnification obligations, except and only to the extent that the indemnifying party forfeits rights or defenses by reason of such failure. The indemnifying party shall have the right to participate in, or by giving written notice to the indemnified party, to assume the defense of any Third Party Claim at the indemnifying party’s expense and by the indemnifying party’s own counsel, and the indemnified party shall cooperate in good faith in such defense; provided, that if the indemnifying party is the Contributor, such indemnifying party shall not have the right to defend or direct the defense of any such Third Party Claim that seeks an injunction or other equitable relief against the indemnified party. In the event that the indemnifying party assumes the defense of any Third Party Claim, subject to Section 8.3(c), the indemnifying party shall have the right to take such action as the indemnifying party deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the indemnified party. The indemnified party shall have the right to participate in the defense of any Third Party Claim with counsel selected by such indemnified party subject to the indemnifying party’s right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the indemnified party, provided, that if in the reasonable opinion of counsel to the indemnified party, (i) there are legal defenses available to an indemnified party that are different from or additional to those available to the indemnifying party; or (ii) there exists a conflict of interest between the indemnifying party and the indemnified party that cannot be waived, the indemnifying party shall be liable for the reasonable fees and expenses of counsel to the indemnified party in each jurisdiction for which the indemnified party determines counsel is required. If the indemnifying party elects not to compromise or defend such Third Party Claim, fails to promptly notify the indemnified party in writing of such indemnified party’s election to defend as provided in this Agreement, or fails to diligently prosecute the defense of such Third Party Claim, the indemnified party may, subject to Section 8.3(c), pay, compromise, defend such Third Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third Party Claim.

Contribution Agreement

(c)       Notwithstanding any other provision of this Agreement, the indemnifying party shall not enter into settlement of any Third Party Claim without the prior written consent of the indemnified party, except as provided in this Section 8.3(c). If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the indemnified party and provides, in customary form, for the unconditional release of each indemnified party from all liabilities and obligations in connection with such Third Party Claim and the indemnifying party desires to accept and agree to such offer, the indemnifying party shall give written notice to that effect to the indemnified party. If the indemnified party fails to consent to such firm offer within ten (10) days after such indemnified party’s receipt of such notice, the indemnified party may continue to contest or defend such Third Party Claim and in such event, the maximum liability of the indemnifying party as to such Third Party Claim shall not exceed the amount of such settlement offer. If the indemnified party fails to consent to such firm offer and also fails to assume defense of such Third Party Claim, the indemnifying party may settle the Third Party Claim upon the terms set forth in such firm offer to settle such Third Party Claim. If the indemnified party has assumed the defense pursuant to Section 8.3(b), the indemnified party shall not agree to any settlement without the written consent of the indemnifying party (which consent shall not be unreasonably withheld or delayed).

Article IX
MISCELLANEOUS

9.1       Notices. All notices, requests, demands and other communications required or permitted to be given or made hereunder by any Party shall be in writing and shall be deemed to have been duly given or made if (a) delivered personally, (b) transmitted by first class registered or certified mail, postage prepaid, return receipt requested, (c) sent by prepaid overnight courier service; or (d) sent by electronic mail transmission, with receipt confirmed. These are the notice addresses, (or at such other addresses as shall be specified by the Parties by like notice):

If to the Contributor:	Wildcat Partners SPV, LLC
XXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXX
Attn: John Brda

If to NBH:	Next Bridge Hydrocarbons, Inc.
6300 Ridglea Place, Suite 950
Fort Worth, TX 76116
Attn: Greg McCabe

Contribution Agreement

Such notices, requests, demands and other communications shall be effective (i) if delivered personally or sent by courier service or nationally recognized delivery service such as FedEx, upon delivered to the intended recipient, (ii) if mailed, the date of delivery as shown by the return receipt therefor or (iii) if sent by electronic mail transmission, with read receipt requested, when the answer back is received.

9.2       Entire Agreement. This Agreement, together with the schedules, exhibits, the other Transaction Documents and other writings referred to herein or delivered pursuant hereto, constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof.

9.3       Binding Effect; Assignment; Third Party Benefit. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns; provided that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties (by operation of law or otherwise) without the prior written consent of the other Party. Notwithstanding the foregoing, NBH shall have the right to assign this Agreement and its rights, interests and obligations hereunder to an Affiliate without the prior written consent of the other Party. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the Parties and their respective successors and permitted assigns any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

9.4       Severability. If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by Applicable Law.

9.5       Governing Law; Consent to Jurisdiction.

(a)       This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without regard to choice of law principles.

Contribution Agreement

(b)       ANY LEGAL SUIT, ACTION, OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MUST BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF TEXAS IN EACH CASE LOCATED IN THE CITY OF FORT WORTH, TEXAS AND COUNTY OF TARRANT, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION, OR PROCEEDING. THE PARTIES ACKNOWLEDGE THAT THIS IS A “MAJOR TRANSACTION” AS DEFINED BY SECTION 15.020 OF THE TEXAS CIVIL PRACTICE AND REMEDIES CODE. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

9.6       Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only, do not constitute a part of this Agreement and shall not affect in any manner the meaning or interpretation of this Agreement.

9.7       Gender. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

9.8       References. All references in this Agreement to Articles, Sections and other subdivisions refer to the Articles, Sections and other subdivisions of this Agreement unless expressly provided otherwise. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Whenever the words “include,” “includes” and “including” are used in this Agreement, such words shall be deemed to be followed by the words “without limitation.” Each reference herein to a schedule or exhibit refers to the item identified separately in writing by the Parties as the described schedule or exhibit to this Agreement. All schedules and exhibits are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

9.9       Counterparts. This Agreement may be executed by the Parties in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, the Parties.

9.10       Injunctive Relief. The Parties acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement, and shall be entitled to seek specific performance of the provisions of this Agreement.

9.11       Amendment. Any provision of this Agreement (including the exhibits hereto) may be amended, to the extent permitted by law, if, and only if, such amendment is in writing and signed by the Parties.

Contribution Agreement

9.12       Waiver. Any Party to this Agreement may (a) waive any inaccuracies in the representations and warranties of the other Party or in any document, certificate or writing delivered pursuant hereto or (b) waive compliance by the other Party with any of the other Party’s agreements or fulfillment of any conditions to its own obligations contained herein. Any agreement on the part of a Party to any such waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of such Party. No failure or delay by a Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

9.13       NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR TO SUCH OTHER PARTY’S INDEMNIFIED PARTIES FOR SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES SUFFERED BY SUCH PARTY RESULTING FROM OR ARISING OUT OF THIS AGREEMENT OR THE BREACH THEREOF OR UNDER ANY OTHER THEORY OF LIABILITY, WHETHER TORT, NEGLIGENCE, STRICT LIABILITY, BREACH OF CONTRACT, WARRANTY, INDEMNITY OR OTHERWISE, INCLUDING LOSS OF USE, INCREASED COST OF OPERATIONS, LOSS OF PROFIT OR REVENUE OR BUSINESS INTERRUPTIONS. EACH PARTY RELEASES THE OTHER PARTIES AND WAIVES ANY RIGHT OF RECOVERY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES SUFFERED BY SUCH PARTY REGARDLESS OF WHETHER ANY SUCH DAMAGES ARE CAUSED BY A PARTY’S NEGLIGENCE (AND REGARDLESS OF WHETHER SUCH NEGLIGENCE IS SOLE, JOINT, CONCURRENT, ACTIVE, PASSIVE OR GROSS NEGLIGENCE), FAULT, OR LIABILITY WITHOUT FAULT; PROVIDED, HOWEVER, THE FOREGOING SHALL NOT BE CONSTRUED AS LIMITING AN OBLIGATION OF A PARTY TO INDEMNIFY, DEFEND AND HOLD HARMLESS THE OTHER PARTY AGAINST CLAIMS ASSERTED BY THIRD PARTIES, INCLUDING, BUT NOT LIMITED TO, THIRD PARTY CLAIMS FOR SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES. NOTWITHSTANDING ANYTHING IN THIS SECTION 9.13 OR ANY OTHER PROVISION OF THIS AGREEMENT TO THE CONTRARY, NOTHING IN THIS SECTION 9.13 SHALL BE CONSTRUED AS LIMITING ANY PERSON’S ABILITY TO RECOVER ANY DIRECT DAMAGES (INCLUDING ANY PAYMENT OBLIGATIONS UNDER THIS AGREEMENT THAT ARE DIRECT DAMAGES) AS PROVIDED UNDER TEXAS LAW.

Article X
DEFINITIONS

10.1       Certain Defined Terms. As used in this Agreement, each of the following terms has the meaning given it below:

“Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such Person.

Contribution Agreement

“Applicable Environmental Law” shall mean all Applicable Laws pertaining to the protection of the environment (e.g., prevention of pollution and remediation of contamination) and human health and safety, including, without limitation, the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Clean Water Act, 33 U.S.C. § 1251 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2702 et seq.; the Marine Protection, Research, and Sanctuaries Act, 33 U.S.C. § 1401 et seq.; the National Environmental Policy Act, 42 U.S.C. § 4321 et seq.; the Noise Control Act, 42. U.S.C. § 4901 et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. § 6901 et seq., as amended by the Hazardous and Solid Waste Amendments of 1984; the Safe Drinking Water Act, 42 U.S.C. § 300f et seq.; the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. § 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq.; the Atomic Energy Act, 42 U.S.C. § 2011 et seq.; and the Nuclear Waste Policy Act of 1982, 42 U.S.C. § 10101 et seq.; and all analogous applicable state and local Applicable Laws, including, without limitation, Tex. Nat. Res. Code, Title 3 (Oil and Gas) and 16 Tex. Admin. Code. pt. 1 (Railroad Commission of Texas).

“Applicable Law” shall mean any federal, state, local, or municipal statute, law, common law, constitution, ordinance, rule or regulation or any judgment, order, writ, injunction or decree of any Governmental Entity, or any treaty or other legally enforceable directive or requirement, to which a specified person or property is subject.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Contributed Assets” means all of the Contributor’s right, title and interest, in the Membership Interests in the Companies, and their respective right, title and interest, real or personal, recorded or unrecorded, movable or immovable, tangible or intangible, direct or indirect, in and to the following properties and interests:

(a)       the oil, gas and/or mineral leases, oil and gas leases, subleases, extensions of oil and gas leases, leasehold interests, non-consent interests, overriding royalty interests, farmout rights, carried interests, production payments, net profits interests, fee mineral or royalty interests, or similar interests, and all extensions, amendments and renewals thereof, in each case, covering or otherwise attributable to the Target Area, including without limitation, those described on Exhibit A attached hereto and the leasehold estates created or covered thereby, whether producing, non-producing, together with all top leases, amendments, renewals, extensions or ratifications thereof (the “Leases”), and all appurtenances, tenements and hereditaments belonging or attaching to the foregoing and all other rights incident to or derived from the foregoing, including all rights, benefits and powers conferred upon the owner thereof with respect to the use and occupation of the lands covered thereby or lands pooled or unitized therewith (the “Lands”);

(b)       all presently existing unitization, pooling and/or communitization agreements, declarations or designations and statutorily, judicially or administratively created, drilling spacing and/or production units, whether recorded or unrecorded, insofar as the same are attributable or allocated to the Leases, and all pools or units created thereby (the “Units” and together with the Leases and Lands, the “Properties”);

Contribution Agreement

(c)       all contracts and contractual rights to which the Properties are subject in each case only to the extent binding on the Properties and/or used or held for use in the ownership of the Properties (the “Contracts”);

(d)       all surface leases, surface use agreements, rights-of-way, easements, subsurface leases, surface fee interests, servitudes, permits, licenses, immunities, privileges and other rights that benefit, burden, are situated on or are appurtenant to the Leases, or that are used or held for use in connection with the ownership, operation or development of the Properties (the “Easements”);

(e)       the oil, gas and other minerals in and under, and that may be produced and saved from or attributable to, the Properties (the “Hydrocarbons”);

(f)       all records, files, maps, information and data, correspondence, and all similar records, whether written or electronically stored, relating to the other assets in the possession or control of, or maintained by the Contributor or its Affiliates, including (i) lease, land and contract files, geological and geophysical data, engineering records, title records (including abstracts of title, title opinions, title reports and title curative documents); (ii) Contract files; (iii) operations, environmental, production and accounting records; and (iv) Tax records (whether originals or photocopies) (the “Records”);

(g)       all deposit, savings, investment and similar bank and financial accounts of the Companies or any of their Affiliates including the right and authority to manage and hold such accounts, and subject to Section 2.3 and Section 2.5, all cash of the Companies; and

(h)       all rights, claims and causes of action to the extent attributable to the Contributed Assets described in this definition of “Contributed Assets” insofar as such rights, claims and causes of action arise on or after the Effective Time.

“Debt Instrument” shall mean any Contract that is an indenture, loan, credit agreement or similar agreement, in each case, for indebtedness of any Company or its Affiliates for borrowed money burdening (i) such Company’s interests in or to any of the Contributed Assets or (ii) any of the Membership Interests.

“Defensible Title” means that record title of the Companies with respect to each of the Leases that:

(a)       entitles the Companies to receive Hydrocarbons within, produced, saved and marketed from each such Lease throughout the duration of the productive life of the affected Lease (after satisfaction of all Royalties or other similar burdens paid to Third Parties on or measured by production of Hydrocarbons, “Net Revenue Interest”);

(b)       entitles the Seller Parties to the Mineral Acres for each such Lease set forth on Exhibit A; and

Contribution Agreement

(c)       is free and clear of liens, encumbrances, obligations or defects, except for the Permitted Encumbrances.

“Disposal” shall mean disposal as defined under RCRA § 103(3), 42 U.S.C. § 6903(3).

“Effective Time” shall mean 12:00 a.m. Central Standard Time on January 1, 2024.

“Encumbrances” shall mean liens, charges, pledges, options, mortgages, deeds of trust, security interests, claims, restrictions (whether on voting, sale, transfer, disposition or otherwise), easements and other encumbrances of every type and description, whether imposed by law, agreement, understanding or otherwise.

“Environmental Condition” shall mean any event occurring or condition existing prior to the Closing Date with respect to the Contributed Assets, or a Hazardous Materials Release or Disposal on or to the environment at any Contributed Asset, any of which has caused or may later cause any Contributed Asset to be subject to Remediation under, or not to be in compliance with, any Applicable Environmental Law.

“Environmental Liability” shall mean any cost, damage, expense, liability, obligation, or other responsibility arising from or under either an Applicable Environmental Law or relating to an Environmental Condition.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, with respect to any Person, any entity, trade or business (whether or not incorporated) that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(l) of ERISA that includes such Person, or that is a member of the same “controlled group” as such Person pursuant to Section 4001(a)(14) of ERISA.

“Exchange Act” shall mean the Securities Exchange Act of 1934.

“Excluded Taxes” shall mean (a) all Taxes of the Contributor; (b) any Taxes allocable to the Contributor pursuant to Section 7.2; (c) all Transfer Taxes; and (d) any Taxes of any Person imposed on NBH as a transferee or successor, by contract or pursuant to any Law (including, but not limited to, Treasury Regulations Section 1.1502-6 and Texas Tax Code, Chapter 171) with respect to obligations or relationships existing on or prior to the Closing Date or by agreements entered into or transactions entered into on or prior to the Closing Date.

“Fundamental Representations” means (a) those representations and warranties of NBH in Sections 3.1, 3.3, 3.4, and 3.6 and (b) those representations or warranties of the Contributor in Sections 4.1, 4.2, 4.3, 4.6, 4.7, 4.9, 5.1, 5.2, 5.3, 5.4, 5.5, 5.8, 5.10, and 5.13.

“Governing Documents” means, when used with respect to an entity, the documents governing the formation, operation and governance of such entity pursuant to such entity’s applicable Laws, including (a) in the instance of a corporation, the certificate or articles of incorporation and bylaws of such corporation, (b) in the instance of a partnership, the partnership agreement, (c) in the instance of a limited partnership, the certificate of formation or limited partnership and the limited partnership agreement, and (d) in the instance of a limited liability company, the articles of organization or certificate of formation and limited liability company agreement or similar agreement.

Contribution Agreement

“Governmental Entity” shall mean any court or tribunal in any jurisdiction (domestic or foreign) or any public, governmental, or regulatory body, agency, department, commission, board, bureau or other authority or instrumentality (domestic or foreign).

“Hazardous Materials” shall mean any (a) chemical, constituents, material, pollutant, contaminant, substance or waste that is regulated by any Governmental Entity or may form the basis of liability under any Applicable Environmental Law; (b) asbestos containing material, lead-based paint, polychlorinated biphenyls, or radon; and (c) petroleum, Oil and Gas, or petroleum products.

“Indebtedness” means, as of any date, without duplication, the outstanding principal amount of, accrued and unpaid interest on and other payment obligations (including any unpaid premiums, penalties, redemption costs and other charges payable as a result of the consummation of the transactions contemplated by this Agreement) arising under (a) all Liabilities of the Companies consisting of: (i) Liabilities for indebtedness for borrowed money or indebtedness issued in substitution or exchange for borrowed money or indebtedness for the deferred purchase price of property or services (other than trade payables and accrued expenses arising in the ordinary course of business), including the financing of insurance premiums, (ii) Liabilities evidenced by any note, bond, debenture, other debt security, or similar instrument (including a purchase money obligation, deed of trust or mortgage), (iii) Liabilities under any letter of credit, “swaps” of interest and currency exchange rates (and other interest and currency rate hedging or collar agreements) or surety, performance or bid bonds, (iv) Liabilities secured by (or for which the holder of such liability has an existing right, contingent or otherwise, to be secured by) a Lien on any of the assets of the Companies, (v) Liabilities for the deferred purchase price of property, goods or services, (vi) accrued liabilities under gainsharing, deferred compensation plans, phantom stock plans, stock appreciation rights, commission plans or similar arrangements; (vii) employment Taxes (as defined in Section 2302(b) of the CARES Act) that were deferred by such Company pursuant to Section 2302 of the CARES Act and remain unpaid; (viii) Liabilities with respect to any customer deposits or prepayments; (ix) deferred revenue balances; (x) any unpaid intercompany loans, indebtedness, or other amounts payable to Affiliates (other than payments for rent that are current); (xi) Government Assistance Programs (including Taxes owing from the receipt of Government Assistance Programs); (xii) Liabilities arising under any conditional sale or other title retention contract, and (xiii) Liabilities for the payment of money as a lessee under Contracts that should be, in accordance with GAAP in effect on December 31, 2015, recorded as capital leases for financial reporting purposes (and any Liabilities for the payment of money as a lessee under Contracts relating to a lease that, in accordance with GAAP as in effect on December 31, 2015, would be accounted for as an operating lease shall not constitute Indebtedness hereunder); and (b) any Liabilities guaranteed by a Company or other indebtedness of a third party guaranteed by a Company.

Contribution Agreement

“Interests” means, with respect to any Person, any (a) capital stock, shares, interests, participation or other equivalents (however designated) of corporate stock, membership interests or partnership interests (or any other ownership interests) of such Person, including warrants, options, convertible or exchangeable securities, subscriptions or other interest convertible into any of the foregoing, (b) other ownership interests in such Person, including limited liability company interests, membership interests, partnership interests, joint venture interests and beneficial interests, and (c) any right, contingent or otherwise and including any preemptive or similar rights, to acquire any of the foregoing in such Person.

“IRS” shall mean the Internal Revenue Service of the United States.

“Knowledge” shall be deemed to exist if any individual who is serving as an officer of such Person (or in any similar capacity) is actually aware of the fact or other matter in question.

“Lessee” shall mean any lessee under any Lease.

“Liabilities” means all direct and indirect debts, obligations, contracts, commitments, restrictions, or other liabilities of any kind, character or description, disputed or undisputed, accrued or unaccrued, asserted, absolute or contingent, liquidated or unliquidated, determined, determinable, or known or unknown, whether presently in existence or arising hereafter, and whether or not required to be accrued on financial statements or books and records, including deferred payment programs, deferred revenue, term loans, lines of credit, penalties, capital leases, tax liens, deferred compensation, deferred salary, and deferred balances.

“Material Adverse Effect” means any material adverse effect on the ownership, operation or value of the Contributed Assets as currently operated and taken as a whole; provided, however, that the term “Material Adverse Effect” will not include material adverse effects resulting from general changes in (a) Hydrocarbon prices; (b) industry, economic or political conditions; or (c) Laws or in regulatory policies.

“Membership Interest Assignment” means the assignment of membership interests to be delivered by the Contributor to NBH in substantially the form of Exhibit B.

“Net Mineral Acres” means, as computed separately with respect to each Lease, (a) the number of gross acres in the land(s) covered by such Lease multiplied by (b) the undivided mineral interest in such lands covered by such Lease multiplied by (c) the Companies’ working interest in such Lease.

“Oil and Gas” shall mean oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate and all other liquid hydrocarbons, associated gases, vaporous substances or minerals.

Contribution Agreement

“Permitted Encumbrances” shall mean (a) liens for Taxes not yet due and payable, and (b) statutory liens (including materialmen’s, mechanic’s, repairmen’s landlord’s, and other similar liens) arising in connection with the ordinary course of business securing payments not yet due and payable.

“Person” (whether or not capitalized) shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, enterprise, unincorporated organization or Governmental Entity.

“Post-Closing Date Tax Period” means any Tax period (or portion of a Tax period) beginning after the Closing Date.

“Pre-Closing Date Tax Period” means any Tax period (or portion of a Tax period) ending on or before the Closing Date.

“Proceedings” shall mean all proceedings, actions, claims, suits, investigations and inquiries by or before any arbitrator or Governmental Entity.

“reasonable best efforts” shall mean a Party’s best efforts in accordance with reasonable commercial practice and without the incurrence of unreasonable expense.

“Release” shall mean release as defined under CERCLA § 101(22), 42 U.S.C. § 9601(22).

“Remediate” or “Remediation” shall mean any action or work taken to remove or otherwise remedy any Environmental Condition, including (a) any survey, site assessment, audit, investigation, inspection, sampling, analysis, removal, excavation, pump and treat, cleanup, abatement, corrective action, remediation, Disposal, storage, handling, or treatment required under any Applicable Environmental Law and (b) any action required to bring any Contributed Assets into compliance with any Applicable Environmental Law.

“SEC” shall mean the Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Straddle Period” means any taxable period that begins before the Closing Date and ends on or after the Closing Date.

“Target Area” shall mean the area covered by the Leases.

“Tax” or “Taxes” shall mean (a) any and all taxes, assessments, charges, duties, fees, levies, imposts or other similar charges imposed by a Governmental Entity, including all income, franchise, profits, margins, capital gains, capital stock, transfer, gross receipts, sales, use, transfer, service, occupation, ad valorem, real or personal property, escheat, unclaimed property, excise, severance, windfall profits, customs, premium, stamp, license, payroll, employment, social security, unemployment, disability, environmental, alternative minimum, add-on, value-added, withholding and other taxes, assessments, charges, duties, fees, levies, imposts or other similar charges of any kind, and all estimated taxes, deficiency assessments, additions to tax, penalties and interest, whether disputed or otherwise, and (b) any liability of Contributor for the payment of any amounts of the type described in clause (a) as a result of any express or implied obligation to indemnify or otherwise assume or succeed to the liability of any other Person as a successor, transferee, by contract, or otherwise.

Contribution Agreement

“Tax Return” shall mean any report, return, election, document, estimated Tax filing, declaration, claim for refund, extensions, information returns, or other filing with respect to any Taxes provided to any Governmental Entity including any schedules or attachments thereto and any amendment thereof.

“Transaction Documents” shall mean this Agreement, the Conveyance and any document, agreement, instrument or certificate delivered pursuant hereto.

“Transfer Tax” means all transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with the transactions contemplated under this Agreement.

10.2       Certain Additional Defined Terms. In addition to such terms as are defined in Section 10.1, the following terms are used in this Agreement as defined in the Sections set forth opposite such terms:

Defined Term	Section Reference
Adjusted Consideration	Section 2.3
Agreement	Preamble
Allocated Values	Section 2.2
Closing	Section 1.2
Closing Date	Section 1.2
Common Stock	Recitals
Cowboy	Recitals
Company	Recitals
Consideration	Section 2.2
Contracts	Section 10.1
Contributed Assets	Section 1.1
Contributor	Preamble
Contributor Indemnified Parties	Section 8.2(b)
Easements	Section 10.1
Hydrocarbons	Section 10.1
Lands	Section 10.1
Leases	Section 10.1

Contribution Agreement

Loss or Losses	Section 8.2(a)
NBH	Preamble
NBH Indemnified Parties	Section 8.2(a)
Packer	Recitals
Panther	Recitals
Party or Parties	Preamble
Property	Section 10.1
Purchase Price Allocation	Section 7.2(e)
Records	Section 10.1
Subject Shares	Section 2.1
Third Party Claim	Section 8.3(b)
transfer	Section 1.1
Transfer Agent	Section 2.1
Units	Section 10.1

INTENTIONALLY BLANK—SIGNATURES FOLLOW

Contribution Agreement

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on such Party’s behalf by such Party’s representative or by such Party.

NBH:

NEXT BRIDGE HYDROCARBONS, INC.

By:	/s/ Greg McCabe
Greg McCabe
Chief Executive Officer
Signed on: 3/27/2024

CONTRIBUTOR:

WILDCAT PARTNERS SPV, LLC
By: Brda & Company, LLC, its Manager

By:	/s/ John Brda
John Brda
Manager
Signed on: 3/27/2024

Contribution Agreement

Exhibit A

Leases

Wildcat Cowboy LLC

Contract #	Lessee	Lessor	Lease Date	Gross Acres	Instrument	Instrument No.	COB	Page	Description	Parish	State
PC-0003	Schoeffler Energy, LLC	Wendall Kent Primeaux, et al	9/23/2022	107.5768	Notice of Oil, Gas, and Mineral Lease	944943	V73	277

Insofar, and only insofar, as to all lands covered by Lease lying southeasterly of a projection of the common unit boundary line between the MIOGYP RA SUA and the MIOGYP RB SUA created by Office of Conservation Order No. 634-A and dated effective June 27, 2006.

										Acadia	LA
PC-0004	Schoeffler Energy, LLC	Wendall Kent Primeaux, et ux	9/23/2022	0.7074	Notice of Oil, Gas, and Mineral Lease	944941	V73	267	All Lands Covered by Lease.	Acadia	LA
PC-0006	Schoeffler Energy, LLC	Kevin Jude Primeaux	9/23/2022	1.0000	Notice of Oil, Gas, and Mineral Lease	944942	V73	272	All Lands Covered by Lease.	Acadia	LA
PC-0017	Schoeffler Energy, LLC	Mary Lois Leleux Broussard	7/29/2022	65.2500	Notice of Oil, Gas, and Mineral Lease	944928	V73	200

Insofar, and only insofar, as to all lands covered by Lease lying southeasterly of a projection of the common unit boundary line between the MIOGYP RA SUA and the MIOGYP RB SUA created by Office of Conservation Order No. 634-A and dated effective June 27, 2006.

										Acadia	LA
PC-0021	Schoeffler Energy, LLC	Joseph Allen John, et al	7/8/2022	295.9270	Notice of Oil, Gas, and Mineral Lease	944927	V73	189

Insofar, and only insofar, as to all lands covered by Lease lying southeasterly of a projection of the common unit boundary line between the MIOGYP RA SUA and the MIOGYP RB SUA created by Office of Conservation Order No.

634-A and dated effective June 27, 2006.

										Acadia	LA
PC-0029	Schoeffler Energy, LLC	David Harrison James, et al	11/4/2022	4.4764	Notice of Oil, Gas, and Mineral Lease	945008	V73	520

Insofar, and only insofar, as to all lands covered by Lease lying southeasterly of a projection of the common unit boundary line between the MIOGYP RA SUA and the MIOGYP RB SUA created by Office of Conservation Order No. 634-A and dated effective June 27, 2006.

										Acadia	LA
PC-0030	Schoeffler Energy, LLC	Thomas James Primeaux	11/7/2022	4.4763	Notice of Oil, Gas, and Mineral Lease	945009	V73	526

Insofar, and only insofar, as to all lands covered by Lease lying southeasterly of a projection of the common unit boundary line between the MIOGYP RA SUA and the MIOGYP RB SUA created by Office of Conservation Order No. 634-A and dated effective June 27, 2006.

										Acadia	LA

Contribution Agreement

PC-0031	Schoeffler Energy, LLC	Larry John Primeaux	11/11/2022	1.1636	Notice of Oil, Gas, and Mineral Lease	945126	V73	849	All Lands Covered by Lease.	Acadia	LA
PC-0032	Schoeffler Energy, LLC	Larry John Primeaux, et al	11/3/2022	5.9500	Notice of Oil, Gas, and Mineral Lease	945005	V73	496	All Lands Covered by Lease.	Acadia	LA
PC-0033	Schoeffler Energy, LLC	Patrick David Primeaux	11/7/2022	4.4763	Notice of Oil, Gas, and Mineral Lease	945119	V73	824	All Lands Covered by Lease.	Acadia	LA
PC-0037	Schoeffler Energy, LLC	Darilyn Benoit Pousson	12/7/2022	3.3200	Notice of Oil, Gas, and Mineral Lease	945136	V73	900	All Lands Covered by Lease.	Acadia	LA
PC-0038	Schoeffler Energy, LLC	Joanna Gale Primeaux	11/3/2022	4.4763	Notice of Oil, Gas, and Mineral Lease	945007	V73	515

Insofar, and only insofar, as to all lands covered by Lease lying southeasterly of a projection of the common unit boundary line between the MIOGYP RA SUA and the MIOGYP RB SUA created by Office of Conservation Order No. 634-A and dated effective June 27, 2006.

										Acadia	LA
PC-0041	Schoeffler Energy, LLC	Wallace Hebert	11/8/2022	5.6360	Notice of Oil, Gas, and Mineral Lease	945125	V73	844

Insofar, and only insofar, as to all lands covered by Lease lying southeasterly of a projection of the common unit boundary line between the MIOGYP RA SUA and the MIOGYP RB SUA created by Office of Conservation Order No. 634-A and dated effective June 27, 2006.

										Acadia	LA
PC-0043	Schoeffler Energy, LLC	Hollis Firmin, et ux	11/3/2022	1.0000	Notice of Oil, Gas, and Mineral Lease	945006	V73	510	All Lands Covered by Lease.	Acadia	LA
PC-0044	Schoeffler Energy, LLC	Roxanne Dugas Meaux, et al	10/17/2022	2.0000	Notice of Oil, Gas, and Mineral Lease	944994	V73	426

Insofar, and only insofar, as to all lands covered by Lease lying southeasterly of a projection of the common unit boundary line between the MIOGYP RA SUA and the MIOGYP RB SUA created by Office of Conservation Order No. 634-A and dated effective June 27, 2006.

										Acadia	LA
PC-0050	Schoeffler Energy, LLC	Catherine Cormier Mayeux, et al	11/11/2022	27.2200	Notice of Oil, Gas, and Mineral Lease	945127	V73	854

Insofar, and only insofar, as to all lands covered by Lease lying southeasterly of a projection of the common unit boundary line between the MIOGYP RA SUA and the MIOGYP RB SUA created by Office of Conservation Order No. 634-A and dated effective June 27, 2006.

										Acadia	LA

Contribution Agreement

PC-0051	Schoeffler Energy, LLC	Lyle O. Fogleman, Jr., et al	10/27/2022	19.3845	Notice of Oil, Gas, and Mineral Lease	945001	V73	467

Insofar, and only insofar, as to all lands covered by Lease lying southeasterly of a projection of the common unit boundary line between the MIOGYP RA SUA and the MIOGYP RB SUA created by Office of Conservation Order No. 634-A and dated effective June 27, 2006.

										Acadia	LA
PC-0052	Schoeffler Energy, LLC	Lyle O. Fogleman, Jr.	10/27/2022	15.9900	Notice of Oil, Gas, and Mineral Lease	945003	V73	485

Insofar, and only insofar, as to all lands covered by Lease lying southeasterly of a projection of the common unit boundary line between the MIOGYP RA SUA and the MIOGYP RB SUA created by Office of Conservation Order No. 634-A and dated effective June 27, 2006.

										Acadia	LA
PC-0052A	Schoeffler Energy, LLC	Kenneth James Istre, et al	2/17/2023	15.9900	Notice of Oil, Gas, and Mineral Lease	945151	V73	980

Insofar, and only insofar, as to all lands covered by Lease lying southeasterly of a projection of the common unit boundary line between the MIOGYP RA SUA and the MIOGYP RB SUA created by Office of Conservation Order No. 634-A and dated effective June 27, 2006.

										Acadia	LA
PC-0053	Schoeffler Energy, LLC	Lyle O. Fogleman, et al	10/27/2022	4.0000	Notice of Oil, Gas, and Mineral Lease	945000	V73	458	All Lands Covered by Lease.	Acadia	LA
PC-0053A	Schoeffler Energy, LLC	Darrel C. Benoit, et al	11/30/2022	4.0000	Notice of Oil, Gas, and Mineral Lease	945131	V73	875	All Lands Covered by Lease.	Acadia	LA
PC-0053B	Schoeffler Energy, LLC	Kenneth James Istre, et al	2/17/2023	4.0000	Notice of Oil, Gas, and Mineral Lease	945153	V73	986	All Lands Covered by Lease.	Acadia	LA
PC-0060	Schoeffler Energy, LLC	Joel A. Guichard, et ux	10/6/2022	28.8100	Notice of Oil, Gas, and Mineral Lease	944987	V73	390	All Lands Covered by Lease.	Acadia	LA
PC-0064	Schoeffler Energy, LLC	Muskrat Kamp, LLC	12/13/2022	1.8160	Notice of Oil, Gas, and Mineral Lease	945137	V73	905	All Lands Covered by Lease.	Acadia	LA
PC-0070	Schoeffler Energy, LLC	Thomas Ray Richard	1/5/2023	32.6000	Notice of Oil, Gas, and Mineral Lease	945143	V73	935

Insofar, and only insofar, as to all lands covered by Lease lying southeasterly of a projection of the common unit boundary line between the MIOGYP RA SUA and the MIOGYP RB SUA created by Office of Conservation Order No. 634-A and dated effective June 27, 2006.

										Acadia	LA
PC-0074	Schoeffler Energy, LLC	Darrel C. Benoit, et al	12/1/2022	43.1570	Notice of Oil, Gas, and Mineral Lease	945132	V73	880

Insofar, and only insofar, as to all lands covered by Lease lying southeasterly of a projection of the common unit boundary line between the MIOGYP RA SUA and the MIOGYP RB SUA created by Office of Conservation Order No. 634-A and dated effective June 27, 2006.

										Acadia	LA

Contribution Agreement

PC-0075	Schoeffler Energy, LLC	Darrel C. Benoit, et al	12/1/2022	43.7990	Notice of Oil, Gas, and Mineral Lease	945133	V73	885

Insofar, and only insofar, as to all lands covered by Lease lying southeasterly of a projection of the common unit boundary line between the MIOGYP RA SUA and the MIOGYP RB SUA created by Office of Conservation Order No. 634-A and dated effective June 27, 2006.

										Acadia	LA
PC-0076	Schoeffler Energy, LLC	Todd James Pousson, et ux	12/7/2022	18.1300	Notice of Oil, Gas, and Mineral Lease	945135	V73	895

Insofar, and only insofar, as to all lands covered by Lease lying southeasterly of a projection of the common unit boundary line between the MIOGYP RA SUA and the MIOGYP RB SUA created by Office of Conservation Order No. 634-A and dated effective June 27, 2006.

										Acadia	LA
PC-0078	Schoeffler Energy, LLC	Don Aaron Comeaux, et al	1/11/2023	24.8633	Notice of Oil, Gas, and Mineral Lease	945147	V73	955

Insofar, and only insofar, as to all lands covered by Lease lying southeasterly of a projection of the common unit boundary line between the MIOGYP RA SUA and the MIOGYP RB SUA created by Office of Conservation Order No. 634-A and dated effective June 27, 2006.

										Acadia	LA
PC-0079	Schoeffler Energy, LLC	Kenneth James Istre, et al	2/17/2023	0.2200	Notice of Oil, Gas, and Mineral Lease	945157	V73	1009	All Lands Covered by Lease.	Acadia	LA
PC-0080	Schoeffler Energy, LLC	Kenneth James Istre, et al	2/17/2023	19.4000	Notice of Oil, Gas, and Mineral Lease	945156	V73	1003	All Lands Covered by Lease.	Acadia	LA
PC-0081	Schoeffler Energy, LLC	Kenneth James Istre	2/17/2023	6.4615	Notice of Oil, Gas, and Mineral Lease	945155	V73	998

Insofar, and only insofar, as to all lands covered by Lease lying southeasterly of a projection of the common unit boundary line between the MIOGYP RA SUA and the MIOGYP RB SUA created by Office of Conservation Order No. 634-A and dated effective June 27, 2006.

										Acadia	LA
PC-0081A	Schoeffler Energy, LLC	O’Neil Ray Istre, et al	2/17/2023	6.4615	Notice of Oil, Gas, and Mineral Lease	945154	V73	992

Insofar, and only insofar, as to all lands covered by Lease lying southeasterly of a projection of the common unit boundary line between the MIOGYP RA SUA and the MIOGYP RB SUA created by Office of Conservation Order No. 634-A and dated effective June 27, 2006.

										Acadia	LA
PC-0082	Schoeffler Energy, LLC	Dudley Jule Meaux, et al	1/25/2023	10.0000	Notice of Oil, Gas, and Mineral Lease	945149	V73	967	All Lands Covered by Lease.	Acadia	LA

Contribution Agreement

Wildcat Packer LLC

Contract #	Lessee	Lessor	Lease Date	Gross Acres	Instrument	Rec. Date	Instrument No.	COB	Page	Description	Parish	State
PC-0001	Schoeffler Energy, LLC	Norman Joseph & Melissa Dawn Guidry	12/27/2022	4.0000	Notice of Oil, Gas, and Mineral Lease	6/9/2023	945010	V73	531	All Lands Covered by Lease	Acadia	LA
PC-0002	Schoeffler Energy, LLC	Anna Belle Vondenstein, et al	9/7/2022	2.7900	Notice of Oil, Gas, and Mineral Lease	6/7/2023	944938	V73	252	All Lands Covered by Lease	Acadia	LA
PC-0005	Schoeffler Energy, LLC	Jules Reed Lemaire	10/3/2022	3.3100	Notice of Oil, Gas, and Mineral Lease	6/7/2023	944949	V73	309	All Lands Covered by Lease	Acadia	LA
PC-0007	Schoeffler Energy, LLC	Kristal Trahan Vilardo, et vir	9/29/2022	1.0000	Notice of Oil, Gas, and Mineral Lease	6/7/2023	944944	V73	284	All Lands Covered by Lease	Acadia	LA
PC-0008	Schoeffler Energy, LLC	Brenda Richard Guillotte	8/12/2022	8.5000	Notice of Oil, Gas, and Mineral Lease	6/7/2023	944932	V73	222	All Lands Covered by Lease	Acadia	LA
PC-0009	Schoeffler Energy, LLC	Ronald Ray Richard	8/12/2022	17.0000	Notice of Oil, Gas, and Mineral Lease	6/7/2023	944935	V73	237	All Lands Covered by Lease	Acadia	LA
PC-0010	Schoeffler Energy, LLC	Ronald Ray Richard, et ux	8/12/2022	34.5500	Notice of Oil, Gas, and Mineral Lease	6/7/2023	944934	V73	232	All Lands Covered by Lease	Acadia	LA
PC-0011	Schoeffler Energy, LLC	Russell Joseph Richard	8/12/2022	7.5000	Notice of Oil, Gas, and Mineral Lease	6/7/2023	944933	V73	227	All Lands Covered by Lease	Acadia	LA
PC-0012	Schoeffler Energy, LLC	Perman D. Vondenstein	8/10/2022	4.3130	Notice of Oil, Gas, and Mineral Lease	6/7/2023	944931	V73	217	All Lands Covered by Lease	Acadia	LA
PC-0013	Schoeffler Energy, LLC	Richard Coy Hebert, et ux	8/15/2022	17.2500	Notice of Oil, Gas, and Mineral Lease	6/7/2023	944936	V73	242	All Lands Covered by Lease	Acadia	LA
PC-0014	Schoeffler Energy, LLC	Winston J. Vondenstein	8/1/2022	18.2200	Notice of Oil, Gas, and Mineral Lease	6/7/2023	944929	V73	205	All Lands Covered by Lease	Acadia	LA
PC-0015	Schoeffler Energy, LLC	Anna Belle Vondenstein	9/7/2022	3.0130	Notice of Oil, Gas, and Mineral Lease	6/7/2023	944937	V73	247	All Lands Covered by Lease	Acadia	LA
PC-0016	Schoeffler Energy, LLC	Janice Louise Labove	9/22/2022	24.8300	Notice of Oil, Gas, and Mineral Lease	6/7/2023	944940	V73	262	All Lands Covered by Lease	Acadia	LA
PC-0018	Schoeffler Energy, LLC	Velma Marie Vondenstein, et al	8/9/2022	44.3280	Notice of Oil, Gas, and Mineral Lease	6/7/2023	944930	V73	210	All Lands Covered by Lease	Acadia	LA
PC-0019	Schoeffler Energy, LLC	Anna Belle Vondenstein, et al	9/7/2022	2.5860	Notice of Oil, Gas, and Mineral Lease	6/7/2023	944939	V73	257	All Lands Covered by Lease	Acadia	LA
PC-0020	Schoeffler Energy, LLC	John Randall Trahan	9/29/2022	1.0000	Notice of Oil, Gas, and Mineral Lease	6/7/2023	944946	V73	294	All Lands Covered by Lease	Acadia	LA
PC-0021	Schoeffler Energy, LLC	Joseph Allen John, et al	7/8/2022	295.9270	Notice of Oil, Gas, and Mineral Lease	6/7/2023	944927	V73	189

Insofar, and only insofar, as to all lands covered by Lease lying northwesterly of a projection of the common unit boundary line between the MIOGYP RA SUA and the MIOGYP RB SUA created by Office of Conservation Order No. 634-A and dated effective June 27, 2006.

											Acadia	LA
PC-0022	Schoeffler Energy, LLC	Daniel Joseph Trahan	10/3/2022	1.5000	Notice of Oil, Gas, and Mineral Lease	6/9/2023	944986	V73	385	All Lands Covered by Lease	Acadia	LA

Contribution Agreement

PC-0023	Schoeffler Energy, LLC	John Calvin Trahan	9/29/2022	33.3600	Notice of Oil, Gas, and Mineral Lease	6/7/2023	944945	V73	289	All Lands Covered by Lease	Acadia	LA
PC-0024	Schoeffler Energy, LLC	Ronald James Leleux	10/3/2022	7.1900	Notice of Oil, Gas, and Mineral Lease	6/7/2023	944950	V73	314	All Lands Covered by Lease	Acadia	LA
PC-0025	Schoeffler Energy, LLC	DSM Irrevocable Living Trust	6/17/2022	65.3100	Notice of Oil, Gas, and Mineral Lease	6/7/2023	944926	V73	184	All Lands Covered by Lease	Acadia	LA
PC-0026	Schoeffler Energy, LLC	John Calvin Trahan, et al	9/29/2022	9.0800	Notice of Oil, Gas, and Mineral Lease	6/7/2023	944947	V73	299	All Lands Covered by Lease	Acadia	LA
PC-0027	Schoeffler Energy, LLC	Blaine John Meaux	10/17/2022	0.6100	Notice of Oil, Gas, and Mineral Lease	6/9/2023	944993	V73	421	All Lands Covered by Lease	Acadia	LA
PC-0028	Schoeffler Energy, LLC	Keefe D. Meaux	10/18/2022	2.9400	Notice of Oil, Gas, and Mineral Lease	6/9/2023	944996	V73	440	All Lands Covered by Lease	Acadia	LA
PC-0029	Schoeffler Energy, LLC	David Harrison James, et al	11/4/2022	4.4764	Notice of Oil, Gas, and Mineral Lease	6/9/2023	945008	V73	520

Insofar, and only insofar, as to all lands covered by Lease lying northwesterly of a projection of the common unit boundary line between the MIOGYP RA SUA and the MIOGYP RB SUA created by Office of Conservation Order No. 634-A and dated effective June 27, 2006.

											Acadia	LA
PC-0034	Schoeffler Energy, LLC	Debra Bertrand Ruddock	10/21/2022	6.1100	Notice of Oil, Gas, and Mineral Lease	6/9/2023	944998	V73	448	All Lands Covered by Lease	Acadia	LA
PC-0035	Schoeffler Energy, LLC	Succession of David Hebert	11/7/2022	5.6360	Notice of Oil, Gas, and Mineral Lease	6/14/2023	945118	V73	819	All Lands Covered by Lease	Acadia	LA
PC-0036	Schoeffler Energy, LLC	Burton Wayne Thibodeaux, et ux	10/21/2022	18.0700	Notice of Oil, Gas, and Mineral Lease	6/9/2023	944999	V73	453	All Lands Covered by Lease	Acadia	LA
PC-0039	Schoeffler Energy, LLC	Alan John Primeaux	11/8/2022	0.2790	Notice of Oil, Gas, and Mineral Lease	6/14/2023	945123	V73	834	All Lands Covered by Lease	Acadia	LA
PC-0040	Schoeffler Energy, LLC	Debbie Marie Smith Primeaux	11/8/2022	0.2790	Notice of Oil, Gas, and Mineral Lease	6/14/2023	945124	V73	839	All Lands Covered by Lease	Acadia	LA
PC-0041	Schoeffler Energy, LLC	Wallace Hebert	11/8/2022	5.6360	Notice of Oil, Gas, and Mineral Lease	6/14/2023	945125	V73	844

Insofar, and only insofar, as to all lands covered by Lease lying northwesterly of a projection of the common unit boundary line between the MIOGYP RA SUA and the MIOGYP RB SUA created by Office of Conservation Order No. 634-A and dated effective June 27, 2006.

											Acadia	LA
PC-0042	Schoeffler Energy, LLC	Corey James Henry	11/18/2022	0.5500	Notice of Oil, Gas, and Mineral Lease	6/14/2023	945129	V73	865	All Lands Covered by Lease	Acadia	LA
PC-0044	Schoeffler Energy, LLC	Roxanne Dugas Meaux, et al	10/17/2022	2.0000	Notice of Oil, Gas, and Mineral Lease	6/9/2023	944994	V73	426

Insofar, and only insofar, as to all lands covered by Lease lying northwesterly of a projection of the common unit boundary line between the MIOGYP RA SUA and the MIOGYP RB SUA created by Office of Conservation Order No. 634-A and dated effective June 27, 2006.

											Acadia	LA

Contribution Agreement

PC-0045	Schoeffler Energy, LLC	Sandra Faye Smith Bertrand	10/14/2022	4.3790	Notice of Oil, Gas, and Mineral Lease	6/9/2023	944991	V73	411	All Lands Covered by Lease	Acadia	LA
PC-0046	Schoeffler Energy, LLC	Alan John Primeaux, et al	11/8/2022	6.5800	Notice of Oil, Gas, and Mineral Lease	6/14/2023	945121	V73	829	All Lands Covered by Lease	Acadia	LA
PC-0047	Schoeffler Energy, LLC	Terry Keith Henry, et al	11/16/2022	1.0000	Notice of Oil, Gas, and Mineral Lease	6/14/2023	945128	V73	860	All Lands Covered by Lease	Acadia	LA
PC-0048	Schoeffler Energy, LLC	Blaine Louis Abshire, et ux	12/2/2022	1.0000	Notice of Oil, Gas, and Mineral Lease	6/14/2023	945134	V73	890	All Lands Covered by Lease	Acadia	LA
PC-0049	Schoeffler Energy, LLC	John Namie John, IV, et al	10/31/2022	4.0730	Notice of Oil, Gas, and Mineral Lease	6/9/2023	945004	V73	490	All Lands Covered by Lease	Acadia	LA
PC-0050	Schoeffler Energy, LLC	Catherine Cormier Mayeux, et al	11/11/2022	27.2200	Notice of Oil, Gas, and Mineral Lease	6/14/2023	945127	V73	854

Insofar, and only insofar, as to all lands covered by Lease lying northwesterly of a projection of the common unit boundary line between the MIOGYP RA SUA and the MIOGYP RB SUA created by Office of Conservation Order No. 634-A and dated effective June 27, 2006.

											Acadia	LA
PC-0051	Schoeffler Energy, LLC	Lyle O. Fogleman, Jr., et al	10/27/2022	19.3845	Notice of Oil, Gas, and Mineral Lease	6/9/2023	945001	V73	467

Insofar, and only insofar, as to all lands covered by Lease lying northwesterly of a projection of the common unit boundary line between the MIOGYP RA SUA and the MIOGYP RB SUA created by Office of Conservation Order No. 634-A and dated effective June 27, 2006.

											Acadia	LA
PC-0052	Schoeffler Energy, LLC	Lyle O. Fogleman, Jr.	10/27/2022	15.9900	Notice of Oil, Gas, and Mineral Lease	6/9/2023	945003	V73	485

Insofar, and only insofar, as to all lands covered by Lease lying northwesterly of a projection of the common unit boundary line between the MIOGYP RA SUA and the MIOGYP RB SUA created by Office of Conservation Order No. 634-A and dated effective June 27, 2006.

											Acadia	LA
PC-0052A	Schoeffler Energy, LLC	Kenneth James Istre, et al	2/17/2023	15.9900	Notice of Oil, Gas, and Mineral Lease	6/14/2023	945151	V73	980

Insofar, and only insofar, as to all lands covered by Lease lying northwesterly of a projection of the common unit boundary line between the MIOGYP RA SUA and the MIOGYP RB SUA created by Office of Conservation Order No. 634-A and dated effective June 27, 2006.

											Acadia	LA

Contribution Agreement

PC-0054	Schoeffler Energy, LLC	Lyle O. Fogleman, Jr., et al	10/27/2022	112.7400	Notice of Oil, Gas, and Mineral Lease	6/9/2023	945002	V73	476	All Lands Covered by Lease	Acadia	LA
PC-0055	Schoeffler Energy, LLC	Marilyn Ann Smith Istre	10/14/2022	2.3290	Notice of Oil, Gas, and Mineral Lease	6/9/2023	944992	V73	416	All Lands Covered by Lease	Acadia	LA
PC-0056	Schoeffler Energy, LLC	Linda Susan Stelly Adams, et al	10/11/2022	4.3130	Notice of Oil, Gas, and Mineral Lease	6/9/2023	944989	V73	400	All Lands Covered by Lease	Acadia	LA
PC-0057	Schoeffler Energy, LLC	Barbara Nell Hebert Byron	10/18/2022	16.1170	Notice of Oil, Gas, and Mineral Lease	6/9/2023	944995	V73	435	All Lands Covered by Lease	Acadia	LA
PC-0058	Schoeffler Energy, LLC	Amanda G. Hubbard	10/13/2022	1.0000	Notice of Oil, Gas, and Mineral Lease	6/9/2023	944990	V73	406	All Lands Covered by Lease	Acadia	LA
PC-0059	Schoeffler Energy, LLC	Ronald James Duhon, Jr., et ux	10/7/2022	1.0200	Notice of Oil, Gas, and Mineral Lease	6/9/2023	944988	V73	395	All Lands Covered by Lease	Acadia	LA
PC-0061	Schoeffler Energy, LLC	Tommy Evans Smith	9/30/2022	2.3290	Notice of Oil, Gas, and Mineral Lease	6/7/2023	944948	V73	304	All Lands Covered by Lease	Acadia	LA
PC-0062	Schoeffler Energy, LLC	Billy Irvin Smith	11/28/2022	2.3290	Notice of Oil, Gas, and Mineral Lease	6/14/2023	945130	V73	870	All Lands Covered by Lease	Acadia	LA
PC-0063	Schoeffler Energy, LLC	Chester John Simon, Jr., et ux	1/4/2023	1.1050	Notice of Oil, Gas, and Mineral Lease	6/14/2023	945142	V73	930	All Lands Covered by Lease	Acadia	LA
PC-0065	Schoeffler Energy, LLC	Dalton Austin Parker, et ux	1/11/2023	5.6360	Notice of Oil, Gas, and Mineral Lease	6/14/2023	945148	V73	962	All Lands Covered by Lease	Acadia	LA
PC-0066	Schoeffler Energy, LLC	Jennifer Ann Henry Suire	1/3/2023	3.4500	Notice of Oil, Gas, and Mineral Lease	6/14/2023	945140	V73	920	All Lands Covered by Lease	Acadia	LA
PC-0067	Schoeffler Energy, LLC	Carol Henry Credeur	1/3/2023	3.4520	Notice of Oil, Gas, and Mineral Lease	6/14/2023	945141	V73	925	All Lands Covered by Lease	Acadia	LA
PC-0068	Schoeffler Energy, LLC	Betty Lou Henry Broussard	1/3/2023	3.4500	Notice of Oil, Gas, and Mineral Lease	6/14/2023	945139	V73	915	All Lands Covered by Lease	Acadia	LA
PC-0069	Schoeffler Energy, LLC	Maudrey Ann Trahan	1/5/2023	10.2670	Notice of Oil, Gas, and Mineral Lease	6/14/2023	945144	V73	940	All Lands Covered by Lease	Acadia	LA
PC-0070	Schoeffler Energy, LLC	Thomas Ray Richard	1/5/2023	32.6000	Notice of Oil, Gas, and Mineral Lease	6/14/2023	945143	V73	935

Insofar, and only insofar, as to all lands covered by Lease lying northwesterly of a projection of the common unit boundary line between the MIOGYP RA SUA and the MIOGYP RB SUA created by Office of Conservation Order No. 634-A and dated effective June 27, 2006.

											Acadia	LA
PC-0071	Schoeffler Energy, LLC	Arlie Gaspard	12/16/2022	3.0000	Notice of Oil, Gas, and Mineral Lease	6/14/2023	945138	V73	910	All Lands Covered by Lease	Acadia	LA
PC-0072	Schoeffler Energy, LLC	Callie Rose Trahan Smith	1/9/2023	34.0970	Notice of Oil, Gas, and Mineral Lease	6/14/2023	945145	V73	945	All Lands Covered by Lease	Acadia	LA
PC-0073	Schoeffler Energy, LLC	Rena Trahan Beach	1/10/2023	34.0970	Notice of Oil, Gas, and Mineral Lease	6/14/2023	945146	V73	950	All Lands Covered by Lease	Acadia	LA
PC-0074	Schoeffler Energy, LLC	Darrel C. Benoit, et al	12/1/2022	43.1570	Notice of Oil, Gas, and Mineral Lease	6/14/2023	945132	V73	880

Insofar, and only insofar, as to all lands covered by Lease lying northwesterly of a projection of the common unit boundary line between the MIOGYP RA SUA and the MIOGYP RB SUA created by Office of Conservation Order No. 634-A and dated effective June 27, 2006.

											Acadia	LA

Contribution Agreement

PC-0076	Schoeffler Energy, LLC	Todd James Pousson, et ux	12/7/2022	18.1300	Notice of Oil, Gas, and Mineral Lease	6/14/2023	945135	V73	895

Insofar, and only insofar, as to all lands covered by Lease lying northwesterly of a projection of the common unit boundary line between the MIOGYP RA SUA and the MIOGYP RB SUA created by Office of Conservation Order No. 634-A and dated effective June 27, 2006.

											Acadia	LA
PC-0077	Schoeffler Energy, LLC	Dustin W. Romero, et al	1/26/2023	2.3290	Notice of Oil, Gas, and Mineral Lease	6/14/2023	945150	V73	973	All Lands Covered by Lease	Acadia	LA
PC-0078	Schoeffler Energy, LLC	Don Aaron Comeaux, et al	1/11/2023	24.8633	Notice of Oil, Gas, and Mineral Lease	6/14/2023	945147	V73	955

Insofar, and only insofar, as to all lands covered by Lease lying northwesterly of a projection of the common unit boundary line between the MIOGYP RA SUA and the MIOGYP RB SUA created by Office of Conservation Order No. 634-A and dated effective June 27, 2006.

											Acadia	LA
PC-0003	Schoeffler Energy, LLC	Wendall Kent Primeaux, et al	9/23/2022	107.5768	Notice of Oil, Gas, and Mineral Lease	6/7/2023	944943	V73	277

Insofar, and only insofar, as to all lands covered by Lease lying northwesterly of a projection of the common unit boundary line between the MIOGYP RA SUA and the MIOGYP RB SUA created by Office of Conservation Order No. 634-A and dated effective June 27, 2006.

											Acadia	LA

Contribution Agreement

Wildcat Panther, LLC

Contract #	Lessee	Lessor	Lease Date	Gross Acres	Instrument	Instrument No.	COB	Page	Parish	State
MPC-0005	Schoeffler Energy LLC	Susan Anne Breaux	2/17/2022	35.370	Notice of OGML	936296	E73	852	Acadia	LA
MPC-0004	Schoeffler Energy LLC	Jerome Bradley Cormier & Barbara Broussard Cormier	2/25/2022	14.300	Notice of OGML	936295	E73	847	Acadia	LA
MPC-0001	Schoeffler Energy LLC	Adam Estate Properties, LLC	3/10/2022	416.420	Notice of OGML	936293	E73	837	Acadia	LA
MPC-0006	Schoeffler Energy LLC	Jared W. Medus & Ashley B. Medus	3/31/2022	1.123	Notice of OGML	936298	E73	862	Acadia	LA
MPC-0007	Schoeffler Energy LLC	Deanna Richard Spell	4/8/2022	10.000	Notice of OGML	936299	E73	867	Acadia	LA
MPC-0008	Schoeffler Energy LLC	Dexter Paul Guidry	4/8/2022	1.358	Notice of OGML	936300	E73	872	Acadia	LA
MPC-0009	Schoeffler Energy LLC	Eric Lawrence Menard & Shevon Broussard Menard	4/20/2022	8.530	Notice of OGML	936301	E73	877	Acadia	LA
MPC-0010	Schoeffler Energy LLC	Chester John Simon, Jr. & Michelle Thibodeaux Simon	4/20/2022	25.000	Notice of OGML	936302	E73	882	Acadia	LA
MPC-0011	Schoeffler Energy LLC	Patrick Dale Leleux, Sr., Marcus Keith Leleux, Donna Ann Leleux	5/9/2022	89.488	Notice of OGML	936303	E73	887	Acadia	LA
MPC-0012	Schoeffler Energy LLC	Marcus Keith Leleux & Pamela Sue Guidry Leleux	5/9/2022	2.280	Notice of OGML	936304	E73	892	Acadia	LA
MPC-0013	Schoeffler Energy LLC	Patrick Dale Leleux, Sr. & Johnette Ann Guidry Leleux	5/9/2022	1.060	Notice of OGML	936305	E73	897	Acadia	LA
MPC-0014	Schoeffler Energy LLC	Paul Wayne Dailey	6/23/2022	1.210	Notice of OGML	938494	J73	53	Acadia	LA
MPC-0002A	Schoeffler Energy LLC	David Chad Murrell and Marialine Trahan Murrell	10/26/2022	12.200	Notice of OGML	938497	J73	68	Acadia	LA
MPC-0016	Schoeffler Energy LLC	Cody Winston Guillory and Michelle L. Guillory	7/15/2022	3.000	Notice of Paid-Up OGML	938495	J73	58	Acadia	LA
MPC-0015	Schoeffler Energy LLC	Cody Winston Guillory & Michelle L. Guillory	7/27/2022	3.000	Notice of Paid-Up OGML	938496	J73	63	Acadia	LA
SUA-0001	Wildcat Panther, LLC	Adam Estate Properties, L.L.C., et al	9/22/2022	4.74	Damage Release, Surface Site, Subsurface Servitude And Access Road Use Agreement	Unrecorded	Unrecorded	Unrecorded	Acadia	LA

Contribution Agreement

Wildcat Valentine, LLC

Contract #	Lessee	Lessor	Lease Date	Gross Acres	Instrument	Instrument No.	COB	Page	Parish	State
VAL-0001	Schoeffler Energy Group, Inc.	Valentine Realty, LLC, et al	10/12/20	426.274	Oil, Gas and Mineral Lease	1347781	2250	710	Lafourche	LA
VAL-0002	Schoeffler Energy Group, Inc.	Minor A. Cheramie, Jr. & Susane Bruce Cheramie	2/9/21	128.833	Oil, Gas and Mineral Lease	1347782	2250	731	Lafourche	LA
VAL-0003	ORX Exploration, Inc.	Mary Jane Orgeron Evans	2/15/22	0.634	Oil, Gas and Mineral Lease	1347783	2250	740	Lafourche	LA
VAL-0004	ORX Exploration, Inc.	Gisclair Capital Holdings, LLC	2/4/22	129.226	Oil, Gas and Mineral Lease	1347784	2250	747	Lafourche	LA
VAL-0006	ORX Exploration, Inc.	Ronnie J. Loupe & Teri Maxwell Loupe	2/17/22	33.696	Oil, Gas and Mineral Lease	1347786	2250	762	Lafourche	LA
VAL-0007	ORX Exploration, Inc.	Gus Cretini	2/4/22	60.479	Oil, Gas and Mineral Lease	1347787	2250	769	Lafourche	LA
VAL-0008	ORX Exploration, Inc.	Steven J. Cheramie, Jr. & Dawn Chiasson Cheramie	2/7/22	35.89	Oil, Gas and Mineral Lease	1347788	2250	776	Lafourche	LA
VAL-0009	ORX Exploration, Inc.	Gerhort S. Alford & Leverna L. Alford	2/3/22	42.43	Oil, Gas and Mineral Lease	1347789	2250	784	Lafourche	LA
VAL-0010	ORX Exploration, Inc.	Bryan C. Orgeron	2/9/22	4.604	Oil, Gas and Mineral Lease	1347790	2250	791	Lafourche	LA
VAL-0011	ORX Exploration, Inc.	D&E Melancon, LLC	2/2/22	241.714	Oil, Gas and Mineral Lease	1347791	2250	798	Lafourche	LA
VAL-0012	ORX Exploration, Inc.	Jeanette Allemand St. Cyr	2/8/22	64.39	Oil, Gas and Mineral Lease	1347792	2250	807	Lafourche	LA
VAL-0013	ORX Exploration, Inc.	Charlie L. Pierce Jr. & Mona Alleman Pierce	2/15/22	62.956	Oil, Gas and Mineral Lease	1347793	2250	814	Lafourche	LA
VAL-0014	ORX Exploration, Inc.	Todd P. Danos & Michele Martin Danos	2/7/22	40	Oil, Gas and Mineral Lease	1347797	2250	847	Lafourche	LA
VAL-0015	ORX Exploration, Inc.	Christopher J, Leblanc	3/2/22	0.956	Oil, Gas and Mineral Lease	1347798	2250	854	Lafourche	LA
VAL-0016	ORX Exploration, Inc.	James G. Leblanc, et al	2/25/22	35.408	Oil, Gas and Mineral Lease	1347795	2250	828	Lafourche	LA
VAL-0017	ORX Exploration, Inc.	Raymond Claudet	2/3/22	109	Oil, Gas and Mineral Lease	1347799	2250	861	Lafourche	LA
VAL-0018 (VAL-0019A)	ORX Exploration, Inc.	Toby James Brady Children’s Trust	2/16/22	77.34	Oil, Gas and Mineral Lease	1347800	2250	868	Lafourche	LA
VAL-0019	ORX Exploration, Inc.	Toby James Brady & Stacy Plaisance Brady	2/16/22	77.34	Oil, Gas and Mineral Lease	1347761	2250	566	Lafourche	LA
VAL-0020	ORX Exploration, Inc.	Thommassie Commercial Properties, LLC	2/24/22	15.045	Memorandum of Oil, Gas and Mineral Lease	1367097	2285	62	Lafourche	LA
VAL-0021	ORX Exploration, Inc.	Ralph D. Kraemer, rep. by Alice Theriot Kraemer, his agent & attorney-in-fact, & Alice Theriot Kraemer	3/14/22	26.85	Memorandum of Oil, Gas and Mineral Lease	1367098	2285	68	Lafourche	LA
VAL-0022	ORX Exploration, Inc.	Jimmie A. Theriot & Donna Richoux Theriot	3/14/22	26.171	Memorandum of Oil, Gas and Mineral Lease	1367094	2285	47	Lafourche	LA

Contribution Agreement

VAL-0023	ORX Exploration, Inc.	Elaine A. Theriot	2/22/22	27.725	Memorandum of Oil, Gas and Mineral Lease	1367095	2285	52	Lafourche	LA
VAL-0024	ORX Exploration, Inc.	Bart Anthony Orgeron	4/1/22	0.409	Oil, Gas and Mineral Lease	1347762	2250	573	Lafourche	LA
VAL-0025	ORX Exploration, Inc.	Chad France & Lacey Marie Cheramie France	3/30/22	1.422	Memorandum of Oil, Gas and Mineral Lease	1367096	2285	57	Lafource	LA
VAL-0026	ORX Exploration, Inc.	Christine Vizier Hartman, et al	3/28/22	20	Oil, Gas and Mineral Lease	1347763	2250	580	Lafourche	LA
VAL-0027	ORX Exploration, Inc.	Deana Pierce Cheramie	3/14/22	1.614	Oil, Gas and Mineral Lease	1347764	2250	590	Lafourche	LA
VAL-0028	ORX Exploration, Inc.	Wayne Lescavage	4/1/22	4.567	Oil, Gas and Mineral Lease	1347765	2250	597	Lafourche	LA
VAL-0029	ORX Exploration, Inc.	Eddie J. St. Pierre; The Estate of Kirk D. St. Pierre	2/25/22	0.98	Oil, Gas and Mineral Lease	1347794	2250	821	Lafourche	LA
VAL-0030	ORX Exploration, Inc.	Mary Lee Foret Cox	3/29/22	10.174	Oil, Gas and Mineral Lease	1347766	2250	604	Lafourche	LA
VAL-0031	ORX Exploration, Inc.	Jennifer Leblanc-Brown, as Agent & Attorney-in-Fact for Carole G. Leblanc	3/24/22	5.037	Oil, Gas and Mineral Lease	1347767	2250	611	Lafourche	LA
VAL-0032	ORX Exploration, Inc.	Carolyn Lelbanc Gaudet	4/12/22	5.037	Oil, Gas and Mineral Lease	1347768	2250	618	Lafourche	LA
VAL-0033	ORX Exploration, Inc.	James G. Leblanc, etal	4/18/22	1.128	Oil, Gas and Mineral Lease	1347742	2250	430	Lafourche	LA
VAL-0034	ORX Exploration, Inc.	Lonnie Joseph Boudreaux	4/12/22	1.17	Oil, Gas and Mineral Lease	1347769	2250	625	Lafourche	LA
VAL-0036	ORX Exploration, Inc.	Daniel J. Leblanc	4/18/22	0.592	Oil, Gas and Mineral Lease	1347771	2250	639	Lafourche	LA
VAL-0037	ORX Exploration, Inc.	Jamie Cheramie & Brandy Angelette Cheramie	4/1/22	1.977	Oil, Gas and Mineral Lease	1347772	2250	646	Lafourche	LA
VAL-0038	ORX Exploration, Inc.	Phillip G. Chiasson & Linda Matherne Chiasson	4/19/22	0.384	Oil, Gas and Mineral Lease	1347773	2250	653	Lafourche	LA
VAL-0039 (VAL-0026)	ORX Exploration, Inc.	The Carl J. & Bonnie C. Vizier Revocable Living Trust	3/29/22	20	Oil, Gas and Mineral Lease	1347774	2250	660	Lafourche	LA
VAL-0040	ORX Exploration, Inc.	Sidney Joesph Allemand & Shirley Marie Allemand	5/10/22	0.199	Oil, Gas and Mineral Lease	1347775	2250	667	Lafourche	LA

Contribution Agreement

VAL-0041	ORX Exploration, Inc.	Leon M. Richard, Charlene Mary Richard Allemand	5/10/22	0.39	Oil, Gas and Mineral Lease	1347776	2250	674	Lafourche	LA
VAL-0042	ORX Exploration, Inc.	Wilton Anthony Allemand & Charlene Mary Richard Allemand	5/10/22	0.59	Oil, Gas and Mineral Lease	1347777	2250	681	Lafourche	LA
VAL-0043	ORX Exploration, Inc.	Haze Paul Allemand & Dianna Guidry Allemand	5/10/22	0.396	Oil, Gas and Mineral Lease	1347778	2250	688	Lafourche	LA
VAL-0044	ORX Exploration, Inc.	James G. Leblanc	5/3/22	0.483	Oil, Gas and Mineral Lease	1347751	2250	499	Lafourche	LA
VAL-0045	ORX Exploration, Inc.	Scott Arcement	5/3/22	0.357	Oil, Gas and Mineral Lease	1347743	2250	440	Lafourche	LA
VAL-0046	ORX Exploration, Inc.	Lois Lambert Cantrelle & Loretta Rita Lambert	5/4/22	86.698	Memorandum of Oil, Gas and Mineral Lease	1367099	2285	73	Lafourche	LA
VAL-0047	ORX Exploration, Inc.	Allan Company, - Ranch, LLC	4/11/22	1409.31	Memorandum of Oil, Gas and Mineral Lease	1363559	2278	741	Lafourche	LA
VAL-0050	ORX Exploration, Inc.	Raymond R. Naquin & Linda S. Naquin	6/6/22	0.393	Oil, Gas and Mineral Lease	1347745	2250	455	Lafourche	LA
VAL-0055	ORX Exploration, Inc.	Culver Farms, LLC	6/8/22	20	Memorandum of Oil, Gas and Mineral Lease	1367112	2285	91	Lafourche	LA
VAL-0056	ORX Exploration, Inc.	Tommy Joseph Dufrene	6/1/22	0.391	Oil, Gas and Mineral Lease	1347749	2250	485	Lafourche	LA
VAL-0057	ORX Exploration, Inc.	Ricky J. Sevin & Marion Guidry Sevin	6/28/22	0.39	Oil, Gas and Mineral Lease	1347750	2250	492	Lafourche	LA
VAL-0058	ORX Exploration, Inc.	Audrey S. Savoie, etal	5/16/22	0.398	Oil, Gas and Mineral Lease	1347741	2250	421	Lafourche	LA
VAL-0060	ORX Exploration, Inc.	Shirley Danos Walker	7/18/22	31.775	Oil, Gas and Mineral Lease	1347753	2250	515	Lafourche	LA
VAL-0062	ORX Exploration, Inc.	Mary Lee Foret Cox	7/22/22	44.777	Oil, Gas and Mineral Lease	1347796	2250	839	Lafourche	LA
VAL-0063	ORX Exploration, Inc.	Elrick Nelson	8/2/22	14.787	Oil, Gas and Mineral Lease	1347755	2250	530	Lafourche	LA
VAL-0064	ORX Exploration, Inc.	Bryan C. Orgeron	8/2/22	6.966	Oil, Gas and Mineral Lease	1347756	2250	537	Lafourche	LA
VAL-0065	ORX Exploration, Inc.	Mary Lee Foret Cox	8/15/22	7.4755	Oil, Gas and Mineral Lease	1347757	2250	544	Lafourche	LA
VAL-0066	ORX Exploration, Inc.	Four Star Enterprises, LLC	7/27/22	71.468	Oil, Gas and Mineral Lease	1347758	2250	551	Lafourche	LA

Contribution Agreement

VAL-0067	ORX Exploration, Inc.	Christie Lee Orgeron Trust No. 1	3/16/22	38.498	Oil, Gas and Mineral Lease	1347759	2250	559	Lafourche	LA
VAL-0068	ORX Exploration, Inc.	Bobby Lee Orgeron Trust No. 1, represented by Bobby Lee Orgeron	3/16/22	38.498	Oil, Gas and Mineral Lease	1367149	2285	132	Lafourche	LA
VAL-0069	ORX Exploration, Inc.	Edwin Bourg & Patricia A. Rivet Bourg	8/22/22	15.52	Oil, Gas and Mineral Lease	1347779	2250	695	Lafourche	LA
VAL-0070	ORX Exploration, Inc.	Arthur John Rousse & Amanda Guidry Rousse	10/27/22	34.581	Oil, Gas and Mineral Lease	1367153	2285	161	Lafourche	LA
VAL-0071	ORX Exploration, Inc.	Robert Joseph Dufrence, Jr. ET AL	11/9/22	0.27	Oil, Gas and Mineral Lease	1367150	2285	137	Lafourche	LA
VAL-0072	ORX Exploration, Inc.	Misty Dufrene, Tiffany D. Theriot	11/9/22	1.73	Oil, Gas and Mineral Lease	1367151	2285	146	Lafourche	LA
VAL-0073	ORX Exploration, Inc.	Roy Theron Meek & Laquita Johnson Meek	10/21/22	15.58	Oil, Gas and Mineral Lease	1367152	2285	154	Lafourche	LA
VAL-0074	ORX Exploration, Inc.	Laquita Johnson Meek	10/21/22	0.278	Oil, Gas and Mineral Lease	1367159	2285	210	Lafourche	LA
VAL-0075	ORX Exploration, Inc.	Robert Joseph Dufrene, Jr.	10/28/22	1.08	Oil, Gas and Mineral Lease	1367154	2285	169	Lafourche	LA
VAL-0076	ORX Exploration, Inc.	Alicia Sue Harper aka Alicia Sue Harper Sanchez	12/8/22	60.81	Oil, Gas and Mineral Lease	1367155	2285	176	Lafourche	LA
VAL-0077	ORX Exploration, Inc.	Donovan Gerard Bourgeois, et al	1/5/23	15	Oil, Gas and Mineral Lease	1367156	2285	184	Lafourche	LA
VAL-0078	ORX Exploration, Inc.	Michael J. Guidry	1/13/23	20	Oil, Gas and Mineral Lease	1367158	2285	202	Lafourche	LA
VAL-0079	ORX Exploration, Inc.	Anton Louis Wald, Jr. & John Batiste Wald	1/27/23	144	Oil, Gas and Mineral Lease	1367157	2285	193	Lafourche	LA
VAL-0080	ORX Exploration, Inc.	Richard J. Baldwin	6/15/23	21.929	Memorandum of Oil, Gas and Mineral Lease	1367148	2285	128	Lafourche	LA

Contribution Agreement

Exhibit B

Form of Membership Interest Assignment

ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP INTERESTS

This ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP INTERESTS (this “Assignment”) executed on the date(s) on the signature page, but effective as of the Effective Time (defined below), is made and executed by Wildcat Partners SPV, LLC, a Delaware limited liability company (“Assignor”) and Next Bridge Hydrocarbons, Inc., a Nevada corporation (“Assignee”, and together with Assignor, each a “Party” and together, the “Parties”).

RECITALS

WHEREAS, Assignor owns one hundred percent (100%) of the issued and outstanding equity interest of each of (a) Wildcat Cowboy, LLC, a Texas limited liability company (“Cowboy”), (b) Wildcat Packer, LLC, a Texas limited liability company (“Packer”), and (c) Wildcat Panther, LLC, a Texas limited liability company (“Panther”) and (d) Wildcat Valentine, LLC, a Texas limited liability company (“Valentine” and collectively with Cowboy, Packer, and Panther, the “Companies” and each a “Company”) (such Companies’ equity interests collectively, the “Membership Interests”);

WHEREAS, Assignor and Assignee are parties to that certain Contribution Agreement (the “Agreement”), dated as of even date herewith, pursuant to which Assignor agreed to assign and transfer the Membership Interests, including all associated voting and economic rights, to Assignee, and Assignee agreed to assume and accept from Assignor, all of Assignor’s right, title and interest in and to the Membership Interests; and

WHEREAS, capitalized terms used herein but not otherwise defined shall have the meanings ascribed thereto in the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1.       Transfer, Assignment and Substitution. Effective as of the Effective Time, Assignor hereby assigns, transfers, delivers and conveys, or causes to be transferred, to Assignee, and Assignee hereby accepts delivery from Assignor of, the Membership Interests, free and clear of any Encumbrances, on the terms set forth herein and in the Agreement.

2.       Governing Law; Consent to Jurisdiction.

(a)       This Assignment shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without regard to choice of law principles.

Contribution Agreement

(b)       ANY LEGAL SUIT, ACTION, OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MUST BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF TEXAS IN EACH CASE LOCATED IN THE CITY OF FORT WORTH, TEXAS AND COUNTY OF TARRANT, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION, OR PROCEEDING. THE PARTIES ACKNOWLEDGE THAT THIS IS A “MAJOR TRANSACTION” AS DEFINED BY SECTION 15.020 OF THE TEXAS CIVIL PRACTICE AND REMEDIES CODE. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

3.       No Modification of Agreement. This Assignment is an instrument of transfer and conveyance contemplated by, and is executed and delivered under and subject to, the Agreement. Nothing contained in this Assignment will be deemed to modify any of the provisions of the Agreement or to modify, expand, enlarge or lessen any of the rights or obligations of the Parties under the Agreement.

4.       Binding Effect. This Assignment shall be binding upon, and shall inure to the benefit of, the Parties hereto and their respective successors and assigns. This Assignment shall not confer any rights, benefits or remedies upon any person other than the Parties.

5.       Counterparts. This Assignment may be executed by the Parties in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, the Parties.

6.       Descriptive Headings; References. The descriptive headings herein are inserted for convenience of reference only, do not constitute a part of this Assignment and shall not affect in any manner the meaning or interpretation of this Assignment. All references in this Assignment to Articles, Sections and other subdivisions refer to the Articles, Sections and other subdivisions of this Assignment unless expressly provided otherwise.

7.       Severability. If any provision of this Assignment is held to be unenforceable, this Assignment shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Assignment shall remain in full force and effect; provided that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by Applicable Law.

8.       Effective Time. This Assignment is effective as of January 1, 2024, 12:00 a.m. Central Standard Time (“Effective Time”).

Contribution Agreement

* * *

IN WITNESS WHEREOF, this Assignment has been executed and delivered by each party hereto on the date first listed above, but for all purposes hereunder effective as of the Effective Time.

ASSIGNOR:

WILDCAT PARTNERS SPV, LLC
By: Brda & Company, LLC, its Manager
By:
John Brda
Manager
Date:

ASSIGNEE:

NEXT BRIDGE HYDROCARBONS, INC.

By:
Greg McCabe
Chief Executive Officer
Date:

Contribution Agreement

Schedule 2.2

Allocated Values

Entity	Percentage	Shares Allocated

Wildcat Panther LLC	38%	950,300

Wildcat Cowboy LLC	10%	247,865

Wildcat Packer LLC	12%	292,700

Wildcat Valentine LLC	40%	1,009,135

	100%	2,500,000

Contribution Agreement

Schedule 4.6

Title to Membership Interests

Company Name	Jurisdiction of Organization	% of Membership Interests of such Company
Wildcat Cowboy, LLC	Texas	100%
Wildcat Packer, LLC	Texas	100%
Wildcat Panther, LLC	Texas	100%
Wildcat Valentine, LLC	Texas	100%

Contribution Agreement

Schedule 5.8

Existing Operations

None.

Contribution Agreement

Schedule 5.19

Accounts; Powers of Attorney

Wildcat Entity	Bank Name	Account Number	Authorized Signers

Wildcat Panther LLC	XXXXXXXX	XXXXXXXX	John Brda
Roger Wurtele

Wildcat Packer LLC	XXXXXXXX	XXXXXXXX	John Brda
Roger Wurtele

Wildcat Cowboy LLC	XXXXXXXX	XXXXXXXX	John Brda
Roger Wurtele

Wildcat Valentine LLC	XXXXXXXX	XXXXXXXX	John Brda
Roger Wurtele

Contribution Agreement